CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
Medium-Term Notes, Series A	$91,750,000	$3,605.78

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.
(2)	Pursuant to Rule 457(p) under the Securities Act of 1933, unused filing fees of $31,985.70 have already been paid with respect to unsold securities that were previously registered pursuant to a Registration Statement on Form F-3 (No. 333-126811) filed by Barclays Bank PLC on September 21, 2005, and have been carried forward, of which $3,605.78 offset against the registration fee due for this offering and of which $28,379.92 remains available for future registration fees. No additional registration fee has been paid with respect to this offering.

Pricing Supplement	Filed Pursuant to Rule 424(b)(2)
(To the Prospectus dated August 31, 2007,	Registration No. 333-145845
the Prospectus Supplement dated September 4, 2007 and the Information Supplement dated December 12, 2007)	January 28, 2008

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA/Aa1)‡

•	Issue date: January 31, 2008

•	Initial valuation date: January 28, 2008

•	Final valuation date: July 28, 2008

•	Maturity date: July 31, 2008

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.
•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: 2.59%

Put premium: The coupon rate minus the deposit income.

‡

The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and will be rated Aa1 by Moody’s Investor Services, Inc. The rating is subject to downward revision, suspension or withdrawal at any time by the assigning rating organization. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
Alcoa Inc.	$31.47	PS-6	AA	$3,000,000	14.500%	80%	98.375%	$2,951,250	1.625%	$48,750.00	E-1468	06738G6J4/ US06738G6J42
Apple Inc.	$130.01	PS-8	AAPL	$4,000,000	16.500%	70%	98.375%	$3,935,000	1.625%	$65,000.00	E-1469	06738G6K1/ US06738G6K15
Arch Coal, Inc.	$43.16	PS-10	ACI	$1,500,000	15.250%	75%	98.375%	$1,475,625	1.625%	$24,375.00	E-1470	06738G6L9/ US06738G6L97
Amazon.com, Inc.	$75.82	PS-12	AMZN	$1,500,000	18.000%	70%	98.375%	$1,475,625	1.625%	$24,375.00	E-1471	06738G6M7/ US06738G6M70
Bucyrus International, Inc.	$85.30	PS-14	BUCY	$1,750,000	18.500%	70%	98.375%	$1,721,563	1.625%	$28,437.50	E-1473	06738G6Q8/ US06738G6Q84
Comcast Corporation	$17.69	PS-16	CMCSA	$1,500,000	11.500%	80%	98.375%	$1,475,625	1.625%	$24,375.00	E-1474	06738G6R6/ US06738G6R67
Coach Inc.	$30.70	PS-18	COH	$2,500,000	15.000%	75%	98.375%	$2,459,375	1.625%	$40,625.00	E-1475	06738G6S4/ US06738G6S41
ConocoPhillips	$76.41	PS-20	COP	$3,500,000	9.250%	80%	98.375%	$3,443,125	1.625%	$56,875.00	E-1476	06738G6T2/ US06738G6T24
Diamond Offshore Drilling, Inc.	$118.75	PS-22	DO	$2,000,000	13.000%	80%	98.375%	$1,967,500	1.625%	$32,500.00	E-1477	06738G6U9/ US06738G6U96
EMC Corporation	$16.91	PS-24	EMC	$2,500,000	15.500%	75%	98.375%	$2,459,375	1.625%	$40,625.00	E-1478	06738G6V7/ US06738G6V79
Energy Conversion Devices, Inc.	$22.92	PS-26	ENER	$2,500,000	18.500%	60%	98.375%	$2,459,375	1.625%	$40,625.00	E-1479	06738G6W5/ US06738G6W52
FedEx Corporation	$91.95	PS-28	FDX	$3,500,000	9.250%	80%	98.375%	$3,443,125	1.625%	$56,875.00	E-1480	06738G6X3/ US06738G6X36
Corning Incorporated	$23.10	PS-30	GLW	$3,500,000	13.750%	75%	98.375%	$3,443,125	1.625%	$56,875.00	E-1482	06738G6Z8/ US06738G6Z83
Hess Corporation	$89.90	PS-32	HES	$2,500,000	12.500%	70%	98.375%	$2,459,375	1.625%	$40,625.00	E-1483	06738G7B0/ US06738G7B07
Intel Corporation	$20.29	PS-34	INTC	$3,250,000	12.000%	80%	98.375%	$3,197,188	1.625%	$52,812.50	E-1486	06738G7E4/ US06738G7E46
Lowe’s Companies, Inc.	$25.40	PS-36	LOW	$3,500,000	14.500%	80%	98.375%	$3,443,125	1.625%	$56,875.00	E-1487	06738G7F1/ US06738G7F11
Las Vegas Sands Corp.	$83.43	PS-38	LVS	$3,250,000	20.000%	75%	98.375%	$3,197,188	1.625%	$52,812.50	E-1488	06738G7G9/ US06738G7G93
Monsanto Company	$110.64	PS-40	MON	$2,750,000	18.000%	80%	98.375%	$2,705,313	1.625%	$44,687.50	E-1489	06738G7H7/ US06738G7H76
Marathon Oil Corporation	$50.08	PS-42	MRO	$2,750,000	12.500%	80%	98.375%	$2,705,313	1.625%	$44,687.50	E-1491	06738G7K0/ US06738G7K06
Noble Corporation	$45.30	PS-44	NE	$2,500,000	11.500%	75%	98.375%	$2,459,375	1.625%	$40,625.00	E-1493	06738G7M6/ US06738G7M61
Southern Copper Corporation	$86.09	PS-46	PCU	$2,250,000	17.250%	70%	98.375%	$2,213,438	1.625%	$36,562.50	E-1495	06738RAB2/ US06738RAB24
QUALCOMM Incorporated	$40.50	PS-48	QCOM	$3,500,000	15.250%	80%	98.375%	$3,443,125	1.625%	$56,875.00	E-1497	06738RAD8/ US06738RAD89
Transocean Inc.	$128.51	PS-50	RIG	$2,250,000	12.350%	80%	98.375%	$2,213,438	1.625%	$36,562.50	E-1498	06738RAE6/ US06738RAE62
Starbucks Corporation	$19.66	PS-54	SBUX	$4,000,000	13.000%	80%	98.375%	$3,935,000	1.625%	$65,000.00	E-1499	06738RAG1/ US06738RAG11
Schlumberger N.V. (Schlumberger Limited)	$79.23	PS-56	SLB	$3,000,000	13.000%	80%	98.375%	$2,951,250	1.625%	$48,750.00	E-1500	06738RAH9/ US06738RAH93
AT&T Inc.	$36.40	PS-58	T	$3,500,000	9.500%	80%	98.375%	$3,443,125	1.625%	$56,875.00	E-1501	06738RAJ5/ US06738RAJ59
Target Corporation	$53.47	PS-60	TGT	$3,500,000	16.250%	75%	98.375%	$3,443,125	1.625%	$56,875.00	E-1502	06738RBD7/ US06738RBD70
Texas Instruments Incorporated	$30.32	PS-62	TXN	$2,500,000	10.000%	80%	98.375%	$2,459,375	1.625%	$40,625.00	E-1503	06738RAK2/ US06738RAK23
Union Pacific Corporation	$121.22	PS-64	UNP	$2,500,000	10.000%	80%	98.375%	$2,459,375	1.625%	$40,625.00	E-1505	06738RAL0/ US06738RAL06
Valero Energy Corporation	$54.90	PS-66	VLO	$2,750,000	11.750%	80%	98.375%	$2,705,313	1.625%	$44,687.50	E-1506	06738RAM8/ US06738RAM88
Whirlpool Corporation	$79.99	PS-68	WHR	$2,750,000	12.750%	75%	98.375%	$2,705,313	1.625%	$44,687.50	E-1508	06738RAP1/ US06738RAP10
Weyerhaeuser Company	$64.89	PS-70	WY	$2,500,000	12.000%	75%	98.375%	$2,459,375	1.625%	$40,625.00	E-1509	06738RAQ9/ US06738RAQ92
Wyeth	$41.65	PS-72	WYE	$3,000,000	10.125%	80%	98.375%	$2,951,250	1.625%	$48,750.00	E-1510	06738RAR7/ US06738RAR75

*	Annualized Rate

See “ Risk Factors” in this pricing supplement and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus, prospectus supplement and the information supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus, prospectus supplement and the information supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus supplement dated September 4, 2007 and prospectus dated August 31, 2007:

http://www.sec.gov/Archives/edgar/data/312070/000119312507194615/d424b3.htm

Information Supplement dated December 12, 2007:

http://www.sec.gov/Archives/edgar/data/312070/000119312507263911/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), and will be rated Aa1 by Moody’s Investor Services, Inc. (“Moody’s”). An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. An Aa1 rating by Moody’s indicates that the Program is currently judged by Moody’s to be an obligation of high quality and is subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•

“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the information supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Notes with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Notes with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option“) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit“) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations. On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options“. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “‘40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ‘40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

Alcoa Inc.

According to publicly available information, Alcoa Inc. (the “Company”) is a producer of primary aluminum, fabricated aluminum, and alumina, and is active in all major aspects of the industry: technology, mining, refining, smelting, fabricating, and recycling. Aluminum and alumina represent approximately three-fourths of the Company’s revenues. Nonaluminum products include precision castings, industrial fasteners, consumer products, food service and flexible packaging products, plastic closures, and electrical distribution systems for cars and trucks. The Company’s products are used worldwide in aircraft, automobiles, commercial transportation, packaging, consumer products, building and construction, and industrial applications.The Company is global, operating in 44 countries. North America is the largest market with 59% of the Company’s revenues. Europe is also a significant market with 24% of the company’s revenues. The Company’s operations consist of six worldwide segments: Alumina, Primary Metals, Flat-Rolled Products, Extruded and End Products, Engineered Solutions, and Packaging and consumer.

The linked share’s SEC file number is 1-3610.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$39.75	$33.34	$37.74
June 28, 2002	$39.09	$30.17	$33.15
September 30, 2002	$33.80	$18.35	$19.30
December 31, 2002	$26.37	$17.62	$22.78
March 31, 2003	$24.75	$18.45	$19.38
June 30, 2003	$27.19	$18.86	$25.50
September 30, 2003	$29.50	$24.00	$26.16
December 31, 2003	$38.92	$26.29	$38.00
March 31, 2004	$39.20	$32.63	$34.69
June 30, 2004	$36.56	$28.53	$33.03
September 30, 2004	$33.68	$29.51	$33.59
December 31, 2004	$34.98	$30.65	$31.42
March 31, 2005	$32.29	$28.30	$30.39
June 30, 2005	$31.79	$25.92	$26.13
September 30, 2005	$29.98	$23.99	$24.42
December 30, 2005	$29.84	$22.29	$29.57
March 31, 2006	$32.19	$28.39	$30.56
June 30, 2006	$36.96	$28.55	$32.36
September 29, 2006	$34.00	$26.60	$28.04
December 29, 2006	$31.30	$26.39	$30.01
March 30, 2007	$36.05	$28.09	$33.90
June 29, 2007	$42.90	$33.63	$40.53
September 30, 2007	$48.77	$30.25	$39.12
December 31, 2007	$40.70	$33.22	$36.55
January 28, 2008*	$36.77	$26.69	$31.47

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AA

Initial price: $31.47

Protection level: 80.00%

Protection price: $25.18

Physical delivery amount: 31 ($1,000/Initial price)

Fractional shares: 0.776295

Coupon: 14.50% per annum

Maturity: July 31, 2008

Dividend yield: 2.16% per annum

Coupon amount per monthly: $12.08

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.25%		101.08%
+ 90%	7.25%		91.08%
+ 80%	7.25%		81.08%
+ 70%	7.25%		71.08%
+ 60%	7.25%		61.08%
+ 50%	7.25%		51.08%
+ 40%	7.25%		41.08%
+ 30%	7.25%		31.08%
+ 20%	7.25%		21.08%
+ 10%	7.25%		11.08%
+ 5%	7.25%		6.08%

0%	7.25%		1.08%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.25%	2.25%	-3.92%
- 10%	7.25%	-2.75%	-8.92%
- 20%	7.25%	-12.75%	-18.92%
- 30%	N/A	-22.75%	-28.92%
- 40%	N/A	-32.75%	-38.92%
- 50%	N/A	-42.75%	-48.92%
- 60%	N/A	-52.75%	-58.92%
- 70%	N/A	-62.75%	-68.92%
- 80%	N/A	-72.75%	-78.92%
- 90%	N/A	-82.75%	-88.92%
- 100%	N/A	-92.75%	-98.92%

Apple Inc.

According to publicly available information, Apple Inc. (the “Company”) was incorporated under the laws of the State of California on January 3, 1977. The Company designs, manufactures, and markets personal computers and related software, services, peripherals, and networking solutions. The Company also designs, develops, and markets a line of portable digital music players along with related accessories and services, including the online sale of third-party audio and video products. The Company’s products and services include the Macintosh® line of desktop and portable computers, the Mac OS® X operating system, the iPod® line of portable digital music players, the iTunes Store®, a portfolio of peripherals that support and enhance the Macintosh and iPod product lines, a portfolio of consumer and professional software applications, a variety of other service and support offerings, and the Xserve® and Xserve RAID server and storage products. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh and iPod compatible products including application software, printers, storage devices, speakers, headphones, and various other accessories and supplies through its online and retail stores. The Company sells to education, consumer, creative professional, business, and government customers.

The linked share’s SEC file number is 000-10030.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$12.99	$10.13	$11.84
June 28, 2002	$13.09	$7.99	$8.86
September 30, 2002	$9.40	$6.90	$7.25
December 31, 2002	$8.69	$6.68	$7.17
March 31, 2003	$7.69	$6.78	$7.07
June 30, 2003	$9.85	$6.36	$9.56
September 30, 2003	$11.66	$9.26	$10.32
December 31, 2003	$12.50	$9.63	$10.69
March 31, 2004	$14.07	$10.59	$13.53
June 30, 2004	$17.10	$12.75	$16.27
September 30, 2004	$19.64	$14.37	$19.38
December 31, 2004	$34.79	$18.83	$32.20
March 31, 2005	$45.44	$31.30	$41.67
June 30, 2005	$44.44	$33.11	$36.81
September 30, 2005	$54.56	$36.29	$53.61
December 30, 2005	$75.46	$47.87	$71.89
March 31, 2006	$87.05	$57.67	$62.72
June 30, 2006	$73.38	$55.41	$57.12
September 29, 2006	$77.78	$50.35	$77.03
December 29, 2006	$93.15	$72.60	$84.84
March 30, 2007	$97.80	$81.90	$92.91
June 29, 2007	$127.60	$89.60	$122.04
September 30, 2007	$155.00	$111.62	$153.54
December 31, 2007	$202.96	$150.64	$198.08
January 28, 2008*	$200.20	$126.14	$130.01

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AAPL

Initial price: $130.01

Protection level: 70.00%

Protection price: $91.01

Physical delivery amount: 7 ($1,000/Initial price)

Fractional shares: 0.691716

Coupon: 16.50% per annum

Maturity: July 31, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $13.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.25%		100.00%
+ 90%	8.25%		90.00%
+ 80%	8.25%		80.00%
+ 70%	8.25%		70.00%
+ 60%	8.25%		60.00%
+ 50%	8.25%		50.00%
+ 40%	8.25%		40.00%
+ 30%	8.25%		30.00%
+ 20%	8.25%		20.00%
+ 10%	8.25%		10.00%
+ 5%	8.25%		5.00%

0%	8.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.25%	3.25%	-5.00%
- 10%	8.25%	-1.75%	-10.00%
- 20%	8.25%	-11.75%	-20.00%
- 30%	8.25%	-21.75%	-30.00%
- 40%	N/A	-31.75%	-40.00%
- 50%	N/A	-41.75%	-50.00%
- 60%	N/A	-51.75%	-60.00%
- 70%	N/A	-61.75%	-70.00%
- 80%	N/A	-71.75%	-80.00%
- 90%	N/A	-81.75%	-90.00%
- 100%	N/A	-91.75%	-100.00%

Arch Coal, Inc.

According to publicly available information, Arch Coal, Inc. (the “Company”) is one of the largest coal producers in the United States. At December 31, 2006, we operated 21 active mines located in each of the three major low sulfur coal-producing regions of the United States. The Company sells substantially all of its coal to producers of electric power, steel producers and industrial facilities. The Company focuses on mining, processing and marketing bituminous and sub-bituminous coal with low sulfur content. At December 31, 2006, the Company estimates that its proven and probable coal reserves had an average heat value of approximately 9,924 Btu’s and an average sulfur content of approximately 0.60%. Because of these characteristics, the Company estimate that is approximately 79.8% of their proven and probable coal reserves consists of compliance coal. The Company was organized in Delaware in 1969 as Arch Mineral Corporation.

The linked share’s SEC file number is 1-13105.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$12.04	$8.90	$10.69
June 28, 2002	$12.60	$10.03	$11.36
September 30, 2002	$11.36	$7.15	$8.28
December 31, 2002	$11.50	$7.17	$10.80
March 31, 2003	$11.25	$8.08	$9.51
June 30, 2003	$12.28	$8.59	$11.49
September 30, 2003	$11.80	$9.56	$11.11
December 31, 2003	$16.10	$11.03	$15.59
March 31, 2004	$16.45	$13.10	$15.70
June 30, 2004	$18.50	$13.87	$18.30
September 30, 2004	$18.43	$15.05	$17.75
December 31, 2004	$19.50	$15.93	$17.77
March 31, 2005	$23.77	$16.60	$21.51
June 30, 2005	$27.88	$20.15	$27.24
September 30, 2005	$34.93	$25.65	$33.75
December 30, 2005	$41.10	$30.50	$39.75
March 31, 2006	$44.15	$34.31	$37.97
June 30, 2006	$56.45	$37.11	$42.37
September 29, 2006	$44.13	$25.88	$28.91
December 29, 2006	$37.02	$25.85	$30.03
March 30, 2007	$33.79	$27.18	$30.69
June 29, 2007	$42.08	$30.33	$34.80
September 30, 2007	$37.00	$27.76	$33.74
December 31, 2007	$45.21	$32.99	$44.93
January 28, 2008*	$45.69	$32.98	$43.16

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ACI

Initial price: $43.16

Protection level: 75.00%

Protection price: $32.37

Physical delivery amount: 23 ($1,000/Initial price)

Fractional shares: 0.169601

Coupon: 15.25% per annum

Maturity: July 31, 2008

Dividend yield: 0.63% per annum

Coupon amount per monthly: $12.71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.625%		100.32%
+ 90%	7.625%		90.32%
+ 80%	7.625%		80.32%
+ 70%	7.625%		70.32%
+ 60%	7.625%		60.32%
+ 50%	7.625%		50.32%
+ 40%	7.625%		40.32%
+ 30%	7.625%		30.32%
+ 20%	7.625%		20.32%
+ 10%	7.625%		10.32%
+ 5%	7.625%		5.32%

0%	7.625%		0.32%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.625%	2.625%	-4.68%
- 10%	7.625%	-2.375%	-9.68%
- 20%	7.625%	-12.375%	-19.68%
- 30%	N/A	-22.375%	-29.68%
- 40%	N/A	-32.375%	-39.68%
- 50%	N/A	-42.375%	-49.68%
- 60%	N/A	-52.375%	-59.68%
- 70%	N/A	-62.375%	-69.68%
- 80%	N/A	-72.375%	-79.68%
- 90%	N/A	-82.375%	-89.68%
- 100%	N/A	-92.375%	-99.68%

Amazon.com, Inc.

According to publicly available information, Amazon.com, Inc., (the “Company”), opened its virtual doors on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. It seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer customers the lowest possible prices. The Company operates retail websites and offers programs that enable third parties to sell products on its websites, including retail websites www.amazon.com, www.amazon.ca, www.amazon.de, www.amazon.fr, www.amazon.co.jp, www.amazon.co.uk, www.joyo.com, www.shopbop.com, and www.endless.com. The Company also provide services for third-party retailers, marketing and promotional services, and web services for developers. In addition, they operate other websites, including www.a9.com and www.alexa.com that enable search and navigation and www.imdb.com, a comprehensive movie database.

The Company was incorporated in 1994 in the state of Washington and reincorporated in 1996 in the state of Delaware.

The linked share’s SEC file number is 000-22513.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$16.96	$9.03	$14.30
June 28, 2002	$20.40	$12.52	$16.25
September 30, 2002	$17.93	$12.26	$15.93
December 31, 2002	$25.00	$16.01	$18.89
March 31, 2003	$28.04	$18.55	$26.03
June 30, 2003	$37.24	$24.13	$36.49
September 30, 2003	$51.30	$34.00	$48.36
December 31, 2003	$61.14	$47.00	$52.64
March 31, 2004	$57.82	$39.16	$43.28
June 30, 2004	$54.69	$40.57	$54.40
September 30, 2004	$54.04	$34.85	$40.86
December 31, 2004	$45.68	$33.00	$44.29
March 31, 2005	$45.44	$32.83	$34.27
June 30, 2005	$36.99	$30.61	$33.08
September 30, 2005	$46.97	$32.79	$45.30
December 30, 2005	$50.00	$38.72	$47.15
March 31, 2006	$48.56	$35.14	$36.51
June 30, 2006	$38.84	$31.52	$38.68
September 29, 2006	$38.62	$25.76	$32.12
December 29, 2006	$43.25	$30.59	$39.46
March 30, 2007	$42.00	$36.30	$39.79
June 29, 2007	$74.72	$39.55	$68.41
September 30, 2007	$94.25	$68.02	$93.15
December 31, 2007	$101.04	$76.50	$92.64
January 28, 2008*	$97.43	$69.95	$75.82

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AMZN

Initial price: $75.82

Protection level: 70.00%

Protection price: $53.07

Physical delivery amount: 13 ($1,000/Initial price)

Fractional shares: 0.189132

Coupon: 18.00% per annum

Maturity: July 31, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $15.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.00%
+ 90%	9.00%		90.00%
+ 80%	9.00%		80.00%
+ 70%	9.00%		70.00%
+ 60%	9.00%		60.00%
+ 50%	9.00%		50.00%
+ 40%	9.00%		40.00%
+ 30%	9.00%		30.00%
+ 20%	9.00%		20.00%
+ 10%	9.00%		10.00%
+ 5%	9.00%		5.00%

0%	9.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-5.00%
- 10%	9.00%	-1.00%	-10.00%
- 20%	9.00%	-11.00%	-20.00%
- 30%	9.00%	-21.00%	-30.00%
- 40%	N/A	-31.00%	-40.00%
- 50%	N/A	-41.00%	-50.00%
- 60%	N/A	-51.00%	-60.00%
- 70%	N/A	-61.00%	-70.00%
- 80%	N/A	-71.00%	-80.00%
- 90%	N/A	-81.00%	-90.00%
- 100%	N/A	-91.00%	-100.00%

Bucyrus International, Inc.

According to publicly available information, Bucyrus International, Inc. (the “Company”) designs, manufactures and markets draglines, electric mining shovels and rotary blasthole drills (collectively, “machines”) used for surface mining and provide the aftermarket replacement parts and service for these machines. The Company was incorporated in Delaware in 1927 as the successor to a business that began producing excavation machines in 1880.

The linked share’s SEC file number is 000-50858.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	N/A.	N/A.	N/A.
June 28, 2002	N/A.	N/A.	N/A.
September 30, 2002	N/A.	N/A.	N/A.
December 31, 2002	N/A.	N/A.	N/A.
March 31, 2003	N/A.	N/A.	N/A.
June 30, 2003	N/A.	N/A.	N/A.
September 30, 2003	N/A.	N/A.	N/A.
December 31, 2003	N/A.	N/A.	N/A.
March 31, 2004	N/A.	N/A.	N/A.
June 30, 2004	N/A.	N/A.	N/A.
September 30, 2004	$23.63	$13.43	$22.40
December 31, 2004	$28.19	$17.95	$27.09
March 31, 2005	$31.17	$23.13	$26.04
June 30, 2005	$26.50	$21.07	$25.32
September 30, 2005	$32.97	$23.27	$32.75
December 30, 2005	$36.17	$25.48	$35.13
March 31, 2006	$49.39	$34.61	$48.19
June 30, 2006	$60.71	$37.73	$50.50
September 29, 2006	$53.41	$38.56	$42.42
December 29, 2006	$52.12	$39.88	$51.76
March 30, 2007	$58.44	$44.63	$51.50
June 29, 2007	$72.85	$50.40	$70.78
September 30, 2007	$79.75	$56.84	$72.93
December 31, 2007	$104.36	$70.43	$99.39
January 28, 2008*	$101.28	$67.32	$85.30

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BUCY

Initial price: $85.30

Protection level: 70.00%

Protection price: $59.71

Physical delivery amount: 11 ($1,000/Initial price)

Fractional shares: 0.723329

Coupon: 18.50% per annum

Maturity: July 31, 2008

Dividend yield: 0.23% per annum

Coupon amount per monthly: $15.42

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.25%		100.12%
+ 90%	9.25%		90.12%
+ 80%	9.25%		80.12%
+ 70%	9.25%		70.12%
+ 60%	9.25%		60.12%
+ 50%	9.25%		50.12%
+ 40%	9.25%		40.12%
+ 30%	9.25%		30.12%
+ 20%	9.25%		20.12%
+ 10%	9.25%		10.12%
+ 5%	9.25%		5.12%

0%	9.25%		0.12%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	-4.88%
- 10%	9.25%	-0.75%	-9.88%
- 20%	9.25%	-10.75%	-19.88%
- 30%	9.25%	-20.75%	-29.88%
- 40%	N/A	-30.75%	-39.88%
- 50%	N/A	-40.75%	-49.88%
- 60%	N/A	-50.75%	-59.88%
- 70%	N/A	-60.75%	-69.88%
- 80%	N/A	-70.75%	-79.88%
- 90%	N/A	-80.75%	-89.88%
- 100%	N/A	-90.75%	-99.88%

Comcast Corporation

According to publicly available information, Comcast Corporation (the “Company”) is the largest cable operator in the United States and offers a variety of consumer entertainment and communication products and services. As of December 31, 2006, the Company’s cable systems served approximately 23.4 million video subscribers, 11 million high-speed Internet subscribers and 2.4 million phone subscribers and passed approximately 45.7 million homes in 39 states and the District of Columbia. The Company was incorporated under the laws of Pennsylvania in December 2001. Through the Company’s predecessors (including its immediate predecessor, Comcast Holdings), it has developed, managed and operated cable systems since 1963.

The Company classifies its operations in two reportable segments: Cable and Programming. The Company’s Cable segment, which generates approximately 95% of its consolidated revenues, manages and operates its cable systems, including video, high-speed Internet and phone services, as well as the Company’s regional sports and news networks.

The Company’s Programming segment consists of its six consolidated national programming networks: E!, Style, The Golf Channel, VERSUS (formerly known as OLN), G4 and AZN Television.

The linked share’s SEC file number is: 001-32871.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$25.03	$19.77	$22.30
June 28, 2002	$22.50	$14.34	$16.13
September 30, 2002	$17.63	$11.43	$14.22
December 31, 2002	$18.10	$11.37	$15.71
March 31, 2003	$20.59	$15.61	$19.06
June 30, 2003	$23.23	$19.07	$20.12
September 30, 2003	$22.43	$18.79	$20.59
December 31, 2003	$22.75	$20.28	$21.91
March 31, 2004	$24.33	$18.51	$19.16
June 30, 2004	$21.10	$17.82	$18.69
September 30, 2004	$19.28	$17.50	$18.83
December 31, 2004	$22.22	$18.44	$22.19
March 31, 2005	$23.00	$20.69	$22.52
June 30, 2005	$22.69	$20.37	$20.47
September 30, 2005	$21.54	$19.09	$19.59
December 30, 2005	$19.56	$17.20	$17.31
March 31, 2006	$18.97	$16.90	$17.44
June 30, 2006	$22.37	$17.47	$21.83
September 29, 2006	$24.77	$20.67	$24.57
December 29, 2006	$28.94	$24.17	$28.22
March 30, 2007	$30.18	$24.73	$25.95
June 29, 2007	$28.84	$25.60	$28.12
September 30, 2007	$29.41	$23.08	$24.18
December 31, 2007	$24.39	$17.37	$18.26
January 28, 2008*	$18.64	$16.11	$17.69

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CMCSA

Initial price: $17.69

Protection level: 80.00%

Protection price: $14.15

Physical delivery amount: 56 ($1,000/Initial price)

Fractional shares: 0.529112

Coupon: 11.50% per annum

Maturity: July 31, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $9.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.75%		100.00%
+ 90%	5.75%		90.00%
+ 80%	5.75%		80.00%
+ 70%	5.75%		70.00%
+ 60%	5.75%		60.00%
+ 50%	5.75%		50.00%
+ 40%	5.75%		40.00%
+ 30%	5.75%		30.00%
+ 20%	5.75%		20.00%
+ 10%	5.75%		10.00%
+ 5%	5.75%		5.00%

0%	5.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.75%	0.75%	-5.00%
- 10%	5.75%	-4.25%	-10.00%
- 20%	5.75%	-14.25%	-20.00%
- 30%	N/A	-24.25%	-30.00%
- 40%	N/A	-34.25%	-40.00%
- 50%	N/A	-44.25%	-50.00%
- 60%	N/A	-54.25%	-60.00%
- 70%	N/A	-64.25%	-70.00%
- 80%	N/A	-74.25%	-80.00%
- 90%	N/A	-84.25%	-90.00%
- 100%	N/A	-94.25%	-100.00%

COACH, Inc.

According to publicly available information, COACH, Inc. (the “Company”) was founded in 1941 and acquired by Sara Lee Corporation (“Sara Lee”) in 1985. In June 2000, the Company was incorporated in the state of Maryland. In October 2000, the Company was listed on the New York Stock Exchange and sold approximately 68 million shares of common stock. In April 2001, Sara Lee completed a distribution of its remaining ownership in the Company via an exchange offer. The Company has grown from a family-run workshop in a Manhattan loft to a leading American designer and marketer of fine accessories and gifts for women and men.

The linked share’s SEC file number is 1-16153.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$6.67	$4.68	$6.34
June 28, 2002	$7.53	$5.88	$6.86
September 30, 2002	$7.40	$4.33	$6.40
December 31, 2002	$8.91	$5.63	$8.23
March 31, 2003	$10.00	$7.26	$9.58
June 30, 2003	$13.38	$9.23	$12.44
September 30, 2003	$14.91	$12.25	$13.65
December 31, 2003	$20.27	$13.65	$18.88
March 31, 2004	$22.16	$16.88	$20.50
June 30, 2004	$23.05	$19.50	$22.60
September 30, 2004	$23.73	$18.00	$21.21
December 31, 2004	$28.85	$19.58	$28.20
March 31, 2005	$29.98	$25.88	$28.32
June 30, 2005	$34.24	$24.60	$33.57
September 30, 2005	$36.35	$30.11	$31.36
December 30, 2005	$36.84	$28.14	$33.34
March 31, 2006	$37.40	$31.68	$34.58
June 30, 2006	$35.66	$27.62	$29.90
September 29, 2006	$34.99	$25.18	$34.40
December 29, 2006	$44.98	$34.15	$42.96
March 30, 2007	$51.56	$42.50	$50.05
June 29, 2007	$54.00	$46.06	$47.39
September 30, 2007	$50.95	$40.30	$47.27
December 31, 2007	$47.89	$29.22	$30.58
January 28, 2008*	$31.50	$23.22	$30.70

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: COH

Initial price: $30.70

Protection level: 75.00%

Protection price: $23.03

Physical delivery amount: 32 ($1,000/Initial price)

Fractional shares: 0.573290

Coupon: 15.00% per annum

Maturity: July 31, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $12.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.50%		100.00%
+ 90%	7.50%		90.00%
+ 80%	7.50%		80.00%
+ 70%	7.50%		70.00%
+ 60%	7.50%		60.00%
+ 50%	7.50%		50.00%
+ 40%	7.50%		40.00%
+ 30%	7.50%		30.00%
+ 20%	7.50%		20.00%
+ 10%	7.50%		10.00%
+ 5%	7.50%		5.00%

0%	7.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.50%	2.50%	-5.00%
- 10%	7.50%	-2.50%	-10.00%
- 20%	7.50%	-12.50%	-20.00%
- 30%	N/A	-22.50%	-30.00%
- 40%	N/A	-32.50%	-40.00%
- 50%	N/A	-42.50%	-50.00%
- 60%	N/A	-52.50%	-60.00%
- 70%	N/A	-62.50%	-70.00%
- 80%	N/A	-72.50%	-80.00%
- 90%	N/A	-82.50%	-90.00%
- 100%	N/A	-92.50%	-100.00%

ConocoPhillips

According to publicly available information, ConocoPhillips (the “Company”) is an international, integrated energy company. The Company’s business is organized into six operating segments: (1) Exploration and Production, which primarily explores for, produces and markets crude oil, natural gas, and natural gas liquids on a worldwide basis; (2) Midstream, which gathers, processes and markets natural gas produced by the Company and others, and fractionates and markets natural gas liquids, primarily in the United States and Trinidad; (3) Refining and Marketing, which purchases, refines, markets and transports crude oil and petroleum products, mainly in the United States, Europe and Asia; (4) LUKOIL Investment, which consists of the Company’s equity investment in the ordinary shares of OAO LUKOIL (LUKOIL), an international, integrated oil and gas company headquartered in Russia; (5) Chemicals, which manufactures and markets petrochemicals and plastics on a worldwide basis; and (6) Emerging Businesses, which includes the development of new technologies and business outside the Company’s normal scope of operations.

The linked share’s SEC file number is 001-32395.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$31.90	$27.65	$31.40
June 28, 2002	$32.05	$27.27	$29.44
September 30, 2002	$29.61	$22.38	$23.12
December 31, 2002	$25.38	$22.03	$24.20
March 31, 2003	$26.93	$22.57	$26.80
June 30, 2003	$27.98	$24.84	$27.40
September 30, 2003	$28.58	$25.72	$27.38
December 31, 2003	$33.02	$27.37	$32.79
March 31, 2004	$35.75	$32.15	$34.91
June 30, 2004	$39.50	$34.29	$38.15
September 30, 2004	$41.68	$35.64	$41.43
December 31, 2004	$45.61	$40.75	$43.42
March 31, 2005	$56.99	$41.40	$53.92
June 30, 2005	$61.35	$47.55	$57.49
September 30, 2005	$71.48	$58.05	$69.91
December 30, 2005	$70.60	$57.06	$58.18
March 31, 2006	$66.24	$58.01	$63.15
June 30, 2006	$72.50	$57.66	$65.53
September 29, 2006	$70.75	$56.55	$59.53
December 29, 2006	$74.89	$54.90	$71.95
March 30, 2007	$71.20	$61.59	$68.35
June 29, 2007	$81.40	$66.63	$78.50
September 30, 2007	$90.84	$73.83	$87.77
December 31, 2007	$89.89	$74.18	$88.30
January 28, 2008*	$89.71	$67.85	$76.41

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: COP

Initial price: $76.41

Protection level: 80.00%

Protection price: $61.13

Physical delivery amount: 13 ($1,000/Initial price)

Fractional shares: 0.087292

Coupon: 9.25% per annum

Maturity: July 31, 2008

Dividend yield: 2.15% per annum

Coupon amount per monthly: $7.71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.625%		101.08%
+ 90%	4.625%		91.08%
+ 80%	4.625%		81.08%
+ 70%	4.625%		71.08%
+ 60%	4.625%		61.08%
+ 50%	4.625%		51.08%
+ 40%	4.625%		41.08%
+ 30%	4.625%		31.08%
+ 20%	4.625%		21.08%
+ 10%	4.625%		11.08%
+ 5%	4.625%		6.08%

0%	4.625%		1.08%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.625%	-0.375%	-3.92%
- 10%	4.625%	-5.375%	-8.92%
- 20%	4.625%	-15.375%	-18.92%
- 30%	N/A	-25.375%	-28.92%
- 40%	N/A	-35.375%	-38.92%
- 50%	N/A	-45.375%	-48.92%
- 60%	N/A	-55.375%	-58.92%
- 70%	N/A	-65.375%	-68.92%
- 80%	N/A	-75.375%	-78.92%
- 90%	N/A	-85.375%	-88.92%
- 100%	N/A	-95.375%	-98.92%

Diamond Offshore Drilling, Inc.

According to publicly available information, Diamond Offshore Drilling, Inc. (the “Company”), is a global offshore oil and gas drilling contractor with a current fleet of 44 offshore rigs consisting of 30 semisubmersibles, 13 jack-ups and one drillship. In addition, the Company has two jack-up drilling units on order at shipyards in Brownsville, Texas and Singapore. The Company expects delivery of both of these units during the first quarter 2008. The Company was incorporated in Delaware in 1989.

The linked share’s SEC file number is 001-13926.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$32.27	$25.48	$31.26
June 28, 2002	$34.99	$28.50	$28.50
September 30, 2002	$28.95	$18.70	$19.95
December 31, 2002	$23.70	$17.30	$21.85
March 31, 2003	$23.00	$19.25	$19.41
June 30, 2003	$23.80	$18.30	$20.99
September 30, 2003	$21.67	$18.31	$19.10
December 31, 2003	$20.91	$17.06	$20.51
March 31, 2004	$26.85	$20.00	$24.19
June 30, 2004	$24.84	$21.20	$23.83
September 30, 2004	$33.05	$22.67	$32.99
December 31, 2004	$40.47	$31.38	$40.05
March 31, 2005	$52.41	$37.91	$49.90
June 30, 2005	$57.40	$39.67	$53.43
September 30, 2005	$62.55	$51.35	$61.25
December 30, 2005	$71.97	$50.64	$69.56
March 31, 2006	$91.26	$70.05	$89.50
June 30, 2006	$97.90	$72.19	$83.93
September 29, 2006	$86.10	$66.63	$72.37
December 29, 2006	$85.02	$62.26	$79.94
March 30, 2007	$87.90	$73.50	$80.95
June 29, 2007	$107.29	$80.63	$101.56
September 30, 2007	$115.75	$86.06	$113.29
December 31, 2007	$149.30	$103.36	$142.00
January 28, 2008*	$142.37	$102.93	$118.75

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DO

Initial price: $118.75

Protection level: 80.00%

Protection price: $95.00

Physical delivery amount: 8 ($1,000/Initial price)

Fractional shares: 0.421053

Coupon: 13.00% per annum

Maturity: July 31, 2008

Dividend yield: 4.84% per annum

Coupon amount per monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		102.42%
+ 90%	6.50%		92.42%
+ 80%	6.50%		82.42%
+ 70%	6.50%		72.42%
+ 60%	6.50%		62.42%
+ 50%	6.50%		52.42%
+ 40%	6.50%		42.42%
+ 30%	6.50%		32.42%
+ 20%	6.50%		22.42%
+ 10%	6.50%		12.42%
+ 5%	6.50%		7.42%

0%	6.50%		2.42%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-2.58%
- 10%	6.50%	-3.50%	-7.58%
- 20%	6.50%	-13.50%	-17.58%
- 30%	N/A	-23.50%	-27.58%
- 40%	N/A	-33.50%	-37.58%
- 50%	N/A	-43.50%	-47.58%
- 60%	N/A	-53.50%	-57.58%
- 70%	N/A	-63.50%	-67.58%
- 80%	N/A	-73.50%	-77.58%
- 90%	N/A	-83.50%	-87.58%
- 100%	N/A	-93.50%	-97.58%

EMC Corporation

According to publicly available information, EMC Corporation (the “Company”) and its subsidiaries develop, deliver and support the Information Technology industry’s broadest range of information infrastructure technologies and solutions that are designed to help individuals and organizations handle their digital information needs.

The Company’s systems, software and services support its customers’ critical business processes by helping them build information infrastructures from the most comprehensive systems available to store, manage and protect information at the right service levels and the right costs. The Company’s information management software and solutions empower its customers to capture, manage and leverage structured and unstructured information – documents, images or emails – to support their business processes. The Company’s virtual infrastructure software helps organizations respond to changing IT requirements by dynamically altering their computing and storage environments with flexible virtualization technologies. The Company’s resource management software allows organizations to better understand, manage and automate the operation of their information infrastructure.

The linked share’s SEC file number is: 1-9853.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$17.97	$10.60	$11.92
June 28, 2002	$12.25	$5.90	$7.55
September 30, 2002	$9.40	$4.45	$4.57
December 31, 2002	$7.70	$3.67	$6.14
March 31, 2003	$8.59	$5.98	$7.23
June 30, 2003	$11.45	$7.20	$10.47
September 30, 2003	$13.96	$9.61	$12.63
December 31, 2003	$14.65	$12.11	$12.92
March 31, 2004	$15.80	$12.11	$13.61
June 30, 2004	$13.75	$9.97	$11.40
September 30, 2004	$11.61	$9.24	$11.54
December 31, 2004	$14.96	$11.69	$14.87
March 31, 2005	$15.07	$11.80	$12.32
June 30, 2005	$14.88	$11.17	$13.71
September 30, 2005	$14.78	$12.05	$12.94
December 30, 2005	$14.54	$12.70	$13.62
March 31, 2006	$14.75	$13.05	$13.63
June 30, 2006	$13.99	$10.29	$10.97
September 29, 2006	$12.09	$9.44	$11.98
December 29, 2006	$13.79	$11.69	$13.20
March 30, 2007	$14.89	$12.74	$13.85
June 29, 2007	$18.16	$13.86	$18.10
September 30, 2007	$21.10	$16.89	$20.80
December 31, 2007	$25.47	$17.36	$18.53
January 28, 2008*	$18.60	$15.08	$16.91

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: EMC

Initial price: $16.91

Protection level: 75.00%

Protection price: $12.68

Physical delivery amount: 59 ($1,000/Initial price)

Fractional shares: 0.136606

Coupon: 15.50% per annum

Maturity: July 31, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $12.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.75%		100.00%
+ 90%	7.75%		90.00%
+ 80%	7.75%		80.00%
+ 70%	7.75%		70.00%
+ 60%	7.75%		60.00%
+ 50%	7.75%		50.00%
+ 40%	7.75%		40.00%
+ 30%	7.75%		30.00%
+ 20%	7.75%		20.00%
+ 10%	7.75%		10.00%
+ 5%	7.75%		5.00%

0%	7.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.75%	2.75%	-5.00%
- 10%	7.75%	-2.25%	-10.00%
- 20%	7.75%	-12.25%	-20.00%
- 30%	N/A	-22.25%	-30.00%
- 40%	N/A	-32.25%	-40.00%
- 50%	N/A	-42.25%	-50.00%
- 60%	N/A	-52.25%	-60.00%
- 70%	N/A	-62.25%	-70.00%
- 80%	N/A	-72.25%	-80.00%
- 90%	N/A	-82.25%	-90.00%
- 100%	N/A	-92.25%	-100.00%

Energy Conversion Devices, Inc.

According to publicly available information, Energy Conversion Devices, Inc. (the “Company”) commercializes materials, products and production processes for the alternative energy generation, energy storage and information technology markets. The Company’s principal commercial products are its proprietary thin-film solar (“photovoltaic” or “PV”) modules, which are lightweight, thin, flexible and durable products for converting sunlight into electricity. The Company sell its PV modules globally and, in response to increasing global demand for alternative energy generation solutions, are planning to increase our manufacturing capacity from the current 58MW per annum to an expected capacity exceeding 300MW per annum by 2010.

The linked share’s SEC file number is 001-08403.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$24.53	$18.18	$20.75
June 28, 2002	$25.73	$14.01	$15.69
September 30, 2002	$15.90	$9.47	$10.85
December 31, 2002	$12.88	$7.21	$9.80
March 31, 2003	$11.85	$7.95	$8.49
June 30, 2003	$11.31	$8.00	$9.10
September 30, 2003	$19.24	$9.06	$10.51
December 31, 2003	$13.50	$8.00	$9.03
March 31, 2004	$10.00	$6.75	$9.80
June 30, 2004	$13.35	$9.76	$11.26
September 30, 2004	$14.89	$9.67	$13.26
December 31, 2004	$23.45	$12.50	$19.32
March 31, 2005	$23.42	$15.64	$22.73
June 30, 2005	$26.20	$16.27	$22.38
September 30, 2005	$46.44	$22.32	$44.88
December 30, 2005	$46.88	$28.76	$40.75
March 31, 2006	$57.84	$39.82	$49.18
June 30, 2006	$56.00	$31.32	$36.43
September 29, 2006	$38.95	$29.03	$37.04
December 29, 2006	$41.07	$33.80	$33.98
March 30, 2007	$37.24	$27.21	$34.94
June 29, 2007	$40.10	$29.26	$30.82
September 30, 2007	$35.93	$22.26	$22.72
December 31, 2007	$36.45	$22.91	$33.65
January 28, 2008*	$34.27	$20.48	$22.92

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ENER

Initial price: $22.92

Protection level: 60.00%

Protection price: $13.75

Physical delivery amount: 43 ($1,000/Initial price)

Fractional shares: 0.630017

Coupon: 18.50% per annum

Maturity: July 31, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $15.42

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.25%		100.00%
+ 90%	9.25%		90.00%
+ 80%	9.25%		80.00%
+ 70%	9.25%		70.00%
+ 60%	9.25%		60.00%
+ 50%	9.25%		50.00%
+ 40%	9.25%		40.00%
+ 30%	9.25%		30.00%
+ 20%	9.25%		20.00%
+ 10%	9.25%		10.00%
+ 5%	9.25%		5.00%

0%	9.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	-5.00%
- 10%	9.25%	-0.75%	-10.00%
- 20%	9.25%	-10.75%	-20.00%
- 30%	9.25%	-20.75%	-30.00%
- 40%	9.25%	-30.75%	-40.00%
- 50%	N/A	-40.75%	-50.00%
- 60%	N/A	-50.75%	-60.00%
- 70%	N/A	-60.75%	-70.00%
- 80%	N/A	-70.75%	-80.00%
- 90%	N/A	-80.75%	-90.00%
- 100%	N/A	-90.75%	-100.00%

FedEx Corporation

According to publicly available information, FedEx Corporation (the “Company”) was incorporated in Delaware on October 2, 1997 to serve as the parent holding company of FedEx Express and each of its other operating companies. These companies are included in four reportable business segments: FedEx Express, FedEx Ground, FedEx Freight and FedEx Kinko’s. The FedEx Express segment is a express transportation company, offering time-certain delivery within one to three business days and serving markets that comprise more than 90% of the world’s gross domestic product. The FedEx Express segment also includes FedEx Trade Networks, Inc., which provides international trade services, specializing in customs brokerage and global cargo distribution. FedEx Ground segment is a provider of small-package ground delivery service. FedEx Ground provides low-cost service to every business address in the United States, Canada and Puerto Rico, as well as residential delivery to nearly 100% of U.S. residences through FedEx Home Delivery. The FedEx Ground segment also includes FedEx SmartPost, Inc., which specializes in the consolidation and delivery of high volumes of low-weight, less time-sensitive business-to-consumer packages using the U.S. Postal Service for final delivery to residences. FedEx Freight is a U.S. provider of less-than-truckload (“LTL”) freight services through its FedEx Freight business (regional next-day and second-day and interregional LTL freight services) and its FedEx National LTL business (long-haul LTL freight services). The FedEx Freight segment also includes FedEx Custom Critical, Inc., North America’s largest time-specific, critical shipment carrier, and Caribbean Transportation Services, Inc., a provider of airfreight forwarding services between the United States and Puerto Rico. FedEx Kinko’s is a g provider of document solutions and business services. FedEx Kinko’s global network of digitally-connected locations offers access to technology for copying and printing, professional finishing, document creation, Internet access, computer rentals, videoconferencing, signs and graphics, direct mail, Web-based printing and the full range of FedEx day-definite ground shipping and time-definite global express shipping services, and a variety of other retail services and products, including office supplies.

The linked share’s SEC file number is 001-15829.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$61.35	$48.75	$58.10
June 28, 2002	$57.68	$47.50	$53.40
September 30, 2002	$53.92	$42.80	$50.07
December 31, 2002	$56.12	$47.03	$54.22
March 31, 2003	$58.60	$47.76	$55.07
June 30, 2003	$65.35	$54.45	$62.03
September 30, 2003	$68.96	$60.66	$64.43
December 31, 2003	$78.05	$64.51	$67.50
March 31, 2004	$75.26	$64.84	$75.16
June 30, 2004	$81.82	$69.35	$81.69
September 30, 2004	$88.90	$76.25	$85.69
December 31, 2004	$100.91	$84.57	$98.49
March 31, 2005	$101.87	$89.75	$93.95
June 30, 2005	$94.95	$79.55	$81.01
September 30, 2005	$87.39	$76.81	$87.13
December 30, 2005	$105.82	$85.08	$103.39
March 31, 2006	$116.00	$96.55	$112.94
June 30, 2006	$120.01	$103.74	$116.86
September 29, 2006	$118.74	$97.79	$108.68
December 29, 2006	$119.20	$106.69	$108.62
March 30, 2007	$121.40	$106.31	$107.43
June 29, 2007	$113.28	$104.01	$110.97
September 30, 2007	$119.10	$99.30	$104.75
December 31, 2007	$108.14	$89.01	$89.17
January 28, 2008*	$91.95	$80.00	$91.95

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FDX

Initial price: $91.95

Protection level: 80.00%

Protection price: $73.56

Physical delivery amount: 10 ($1,000/Initial price)

Fractional shares: 0.875476

Coupon: 9.25% per annum

Maturity: July 31, 2008

Dividend yield: 0.42% per annum

Coupon amount per monthly: $7.71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.625%		100.21%
+ 90%	4.625%		90.21%
+ 80%	4.625%		80.21%
+ 70%	4.625%		70.21%
+ 60%	4.625%		60.21%
+ 50%	4.625%		50.21%
+ 40%	4.625%		40.21%
+ 30%	4.625%		30.21%
+ 20%	4.625%		20.21%
+ 10%	4.625%		10.21%
+ 5%	4.625%		5.21%

0%	4.625%		0.21%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.625%	-0.375%	-4.79%
- 10%	4.625%	-5.375%	-9.79%
- 20%	4.625%	-15.375%	-19.79%
- 30%	N/A	-25.375	-29.79%
- 40%	N/A	-35.375	-39.79%
- 50%	N/A	-45.375%	-49.79%
- 60%	N/A	-55.375%	-59.79%
- 70%	N/A	-65.375%	-69.79%
- 80%	N/A	-75.375%	-79.79%
- 90%	N/A	-85.375%	-89.79%
- 100%	N/A	-95.375%	-99.79%

Corning Incorporated

According to publicly available information, Corning Incorporated (the “Company”) traces its origins to a glass business established in 1851. The present corporation was incorporated in the State of New York in December 1936, and its name was changed from Corning Glass Works to Corning Incorporated on April 28, 1989. The Company is a global, technology-based corporation that operates in four reportable business segments: Display Technologies, Telecommunications, Environmental Technologies and Life Sciences. The Display Technologies segment manufactures glass substrates for active matrix liquid crystal displays (“LCDs”), that are used primarily in notebook computers, flat panel desktop monitors, and LCD televisions. The Telecommunications segment produces optical fiber and cable, and hardware and equipment products for the worldwide telecommunications industry. The Company’s environmental products include ceramic technologies and solutions for emissions and pollution control in mobile and stationary applications around the world, including gasoline and diesel substrate and filter products. Life Sciences laboratory products include microplate products, coated slides, filter plates for genomics sample preparation, plastic cell culture dishes, flasks, cryogenic vials, roller bottles, mass cell culture products, liquid handling instruments, Pyrex® glass beakers, pipettors, serological pipettes, centrifuge tubes and laboratory filtration products.

The linked share’s SEC file number is 1-3247.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$11.15	$6.14	$7.62
June 28, 2002	$7.95	$2.80	$3.55
September 30, 2002	$4.23	$1.36	$1.60
December 31, 2002	$5.00	$1.10	$3.31
March 31, 2003	$6.30	$3.34	$5.84
June 30, 2003	$8.49	$5.27	$7.39
September 30, 2003	$10.06	$7.15	$9.42
December 31, 2003	$12.31	$9.23	$10.43
March 31, 2004	$13.89	$10.15	$11.18
June 30, 2004	$13.17	$10.08	$13.06
September 30, 2004	$13.03	$9.30	$11.08
December 31, 2004	$12.96	$10.17	$11.77
March 31, 2005	$12.40	$10.61	$11.13
June 30, 2005	$17.08	$10.98	$16.62
September 30, 2005	$21.95	$16.04	$19.33
December 30, 2005	$21.60	$16.70	$19.66
March 31, 2006	$28.27	$19.35	$26.91
June 30, 2006	$29.60	$20.39	$24.19
September 29, 2006	$24.90	$17.54	$24.41
December 29, 2006	$25.57	$18.63	$18.71
March 30, 2007	$23.33	$18.16	$22.74
June 29, 2007	$26.67	$22.45	$25.55
September 30, 2007	$27.25	$21.47	$24.65
December 31, 2007	$26.80	$20.85	$23.99
January 28, 2008*	$23.99	$20.04	$23.10

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GLW

Initial price: $23.10

Protection level: 75.00%

Protection price: $17.33

Physical delivery amount: 43 ($1,000/Initial price)

Fractional shares: 0.290043

Coupon: 13.75% per annum

Maturity: July 31, 2008

Dividend yield: 0.43% per annum

Coupon amount per monthly: $11.46

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.875%		100.22%
+ 90%	6.875%		90.22%
+ 80%	6.875%		80.22%
+ 70%	6.875%		70.22%
+ 60%	6.875%		60.22%
+ 50%	6.875%		50.22%
+ 40%	6.875%		40.22%
+ 30%	6.875%		30.22%
+ 20%	6.875%		20.22%
+ 10%	6.875%		10.22%
+ 5%	6.875%		5.22%

0%	6.875%		0.22%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.875%	1.875%	-4.78%
- 10%	6.875%	-3.125%	-9.78%
- 20%	6.875%	-13.125%	-19.78%
- 30%	N/A	-23.125%	-29.78%
- 40%	N/A	-33.125%	-39.78%
- 50%	N/A	-43.125%	-49.78%
- 60%	N/A	-53.125%	-59.78%
- 70%	N/A	-63.125%	-69.78%
- 80%	N/A	-73.125%	-79.78%
- 90%	N/A	-83.125%	-89.78%
- 100%	N/A	-93.125%	-99.78%

Hess Corporation

According to publicly available information, Hess Corporation (the “Company) (formerly Amerada Hess Corporation), is a Delaware corporation, incorporated in 1920. On May 3, 2006, Amerada Hess Corporation changed its name to Hess Corporation. The Company and its subsidiaries (collectively referred to as the “Corporation”) is a global integrated energy company that operates in two segments, Exploration and Production (E&P) and Marketing and Refining (M&R). The E&P segment explores for, develops, produces, purchases, transports and sells crude oil and natural gas. These exploration and production activities take place in the United States, United Kingdom, Norway, Denmark, Equatorial Guinea, Algeria, Malaysia, Thailand, Russia, Gabon, Azerbaijan, Indonesia, Libya, Egypt, and other countries. The M&R segment manufactures, purchases, transports, trades and markets refined petroleum products, natural gas and electricity. The Corporation owns 50% of a refinery joint venture in the United States Virgin Islands, and another refining facility, terminals and retail gasoline stations, most of which include convenience stores, located on the East Coast of the United States.

The linked share’s SEC file number is: 1-1204.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$26.72	$19.20	$26.45
June 28, 2002	$28.22	$24.87	$27.50
September 30, 2002	$27.67	$20.45	$22.63
December 31, 2002	$23.83	$16.47	$18.35
March 31, 2003	$19.07	$13.71	$14.75
June 30, 2003	$17.17	$14.50	$16.39
September 30, 2003	$16.97	$15.01	$16.70
December 31, 2003	$18.42	$15.36	$17.72
March 31, 2004	$22.49	$17.75	$21.76
June 30, 2004	$26.50	$20.68	$26.40
September 30, 2004	$29.91	$25.27	$29.67
December 31, 2004	$31.30	$25.38	$27.46
March 31, 2005	$34.65	$25.94	$32.07
June 30, 2005	$37.37	$28.75	$35.50
September 30, 2005	$47.42	$35.72	$45.83
December 30, 2005	$46.33	$36.97	$42.27
March 31, 2006	$52.00	$42.83	$47.47
June 30, 2006	$53.46	$43.23	$52.85
September 29, 2006	$56.35	$39.18	$41.42
December 29, 2006	$52.70	$37.62	$49.57
March 30, 2007	$58.00	$46.45	$55.47
June 29, 2007	$61.48	$54.55	$58.96
September 30, 2007	$69.04	$53.12	$66.53
December 31, 2007	$105.85	$63.58	$100.86
January 28, 2008*	$101.05	$76.67	$89.90

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HES

Initial price: $89.90

Protection level: 70.00%

Protection price: $62.93

Physical delivery amount: 11 ($1,000/Initial price)

Fractional shares: 0.123471

Coupon: 12.50% per annum

Maturity: July 31, 2008

Dividend yield: 0.44% per annum

Coupon amount per monthly: $10.42

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.25%		100.22%
+ 90%	6.25%		90.22%
+ 80%	6.25%		80.22%
+ 70%	6.25%		70.22%
+ 60%	6.25%		60.22%
+ 50%	6.25%		50.22%
+ 40%	6.25%		40.22%
+ 30%	6.25%		30.22%
+ 20%	6.25%		20.22%
+ 10%	6.25%		10.22%
+ 5%	6.25%		5.22%

0%	6.25%		0.22%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.25%	1.25%	-4.78%
- 10%	6.25%	-3.75%	-9.78%
- 20%	6.25%	-13.75%	-19.78%
- 30%	6.25%	-23.75%	-29.78%
- 40%	N/A	-33.75%	-39.78%
- 50%	N/A	-43.75%	-49.78%
- 60%	N/A	-53.75%	-59.78%
- 70%	N/A	-63.75%	-69.78%
- 80%	N/A	-73.75%	-79.78%
- 90%	N/A	-83.75%	-89.78%
- 100%	N/A	-93.75%	-99.78%

Intel Corporation

According to publicly available information, Intel Corporation (the “Company”) is a semiconductor chip maker that developes advanced integrated digital technology platforms and components, primarily integrated circuits, for the computing and communications industries. Integrated circuits are semiconductor chips etched with interconnected electronic switches. The Company offers products at various levels of integration, allowing its customers flexibility to create advanced computing and communications systems and products. The Company’s products include chips, boards, and other semiconductor products that are the building blocks integral to computers, servers, handheld devices, and networking and communications products. Its component-level products consist of integrated circuits used to process information, including microprocessors, chipsets, and flash memory. The Company was incorporated in California in 1968 and reincorporated in Delaware in 1989.

The linked share’s SEC file number is 000-06217.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$36.78	$28.50	$30.41
June 28, 2002	$31.45	$17.45	$18.27
September 30, 2002	$19.88	$12.95	$13.89
December 31, 2002	$22.09	$12.95	$15.57
March 31, 2003	$19.01	$14.88	$16.28
June 30, 2003	$22.92	$16.28	$20.78
September 30, 2003	$29.38	$20.51	$27.51
December 31, 2003	$34.50	$27.59	$32.20
March 31, 2004	$34.60	$26.03	$27.20
June 30, 2004	$29.01	$25.61	$27.60
September 30, 2004	$27.48	$19.64	$20.06
December 31, 2004	$24.99	$20.22	$23.39
March 31, 2005	$25.47	$21.89	$23.23
June 30, 2005	$27.75	$21.94	$26.06
September 30, 2005	$28.84	$23.82	$24.65
December 30, 2005	$27.49	$22.53	$24.96
March 31, 2006	$26.63	$19.31	$19.46
June 30, 2006	$20.27	$16.75	$18.95
September 29, 2006	$20.95	$16.93	$20.57
December 29, 2006	$22.41	$20.04	$20.25
March 30, 2007	$22.30	$18.75	$19.13
June 29, 2007	$24.45	$19.03	$23.76
September 30, 2007	$26.52	$22.09	$25.86
December 31, 2007	$27.99	$24.32	$26.66
January 28, 2008*	$26.34	$18.05	$20.29

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: INTC

Initial price: $20.29

Protection level: 80.00%

Protection price: $16.23

Physical delivery amount: 49 ($1,000/Initial price)

Fractional shares: 0.285362

Coupon: 12.00% per annum

Maturity: July 31, 2008

Dividend yield: 2.22% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		101.11%
+ 90%	6.00%		91.11%
+ 80%	6.00%		81.11%
+ 70%	6.00%		71.11%
+ 60%	6.00%		61.11%
+ 50%	6.00%		51.11%
+ 40%	6.00%		41.11%
+ 30%	6.00%		31.11%
+ 20%	6.00%		21.11%
+ 10%	6.00%		11.11%
+ 5%	6.00%		6.11%

0%	6.00%		1.11%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-3.89%
- 10%	6.00%	-4.00%	-8.89%
- 20%	6.00%	-14.00%	-18.89%
- 30%	N/A	-24.00%	-28.89%
- 40%	N/A	-34.00%	-38.89%
- 50%	N/A	-44.00%	-48.89%
- 60%	N/A	-54.00%	-58.89%
- 70%	N/A	-64.00%	-68.89%
- 80%	N/A	-74.00%	-78.89%
- 90%	N/A	-84.00%	-88.89%
- 100%	N/A	-94.00%	-98.89%

Lowe’s Companies, Inc.

According to publicly available information, Lowe’s Companies, Inc. (the “Company”) and its subsidiaries, is a Fortune 50 company and the world’s second largest home improvement retailer, with specific emphasis on retail do-it-yourself customers and do-it-for-me customers who utilize its installation services, and Commercial Business Customers. The Company offers a complete line of products and services for home decorating, maintenance, repair, remodeling, and property maintenance. As of February 2, 2007, the Company operated 1,385 stores in 49 states, with 157 million square feet of retail selling space.

The linked share’s SEC file number is: 1-7898.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$23.89	$20.08	$21.75
June 28, 2002	$25.00	$20.65	$22.70
September 30, 2002	$23.22	$16.25	$20.70
December 31, 2002	$22.41	$18.25	$18.75
March 31, 2003	$21.34	$16.70	$20.41
June 30, 2003	$23.22	$19.15	$21.48
September 30, 2003	$27.95	$20.91	$25.95
December 31, 2003	$30.21	$26.00	$27.70
March 31, 2004	$29.33	$25.38	$28.07
June 30, 2004	$28.13	$24.06	$26.28
September 30, 2004	$27.50	$22.95	$27.18
December 31, 2004	$30.27	$26.95	$28.80
March 31, 2005	$29.99	$27.54	$28.55
June 30, 2005	$30.00	$25.36	$29.11
September 30, 2005	$34.46	$28.62	$32.20
December 30, 2005	$34.85	$28.92	$33.33
March 31, 2006	$34.82	$30.60	$32.22
June 30, 2006	$33.48	$29.58	$30.34
September 29, 2006	$30.85	$26.15	$28.06
December 29, 2006	$31.98	$27.85	$31.15
March 30, 2007	$35.74	$29.87	$31.49
June 29, 2007	$33.19	$30.35	$30.69
September 30, 2007	$32.53	$25.98	$28.02
December 31, 2007	$29.98	$21.76	$22.62
January 28, 2008*	$26.21	$19.94	$25.40

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LOW

Initial price: $25.40

Protection level: 80.00%

Protection price: $20.32

Physical delivery amount: 39 ($1,000/Initial price)

Fractional shares: 0.370079

Coupon: 14.50% per annum

Maturity: July 31, 2008

Dividend yield: 1.14% per annum

Coupon amount per monthly: $12.08

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.25%		100.57%
+ 90%	7.25%		90.57%
+ 80%	7.25%		80.57%
+ 70%	7.25%		70.57%
+ 60%	7.25%		60.57%
+ 50%	7.25%		50.57%
+ 40%	7.25%		40.57%
+ 30%	7.25%		30.57%
+ 20%	7.25%		20.57%
+ 10%	7.25%		10.57%
+ 5%	7.25%		5.57%

0%	7.25%		0.57%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.25%	2.25%	-4.43%
- 10%	7.25%	-2.75%	-9.43%
- 20%	7.25%	-12.75%	-19.43%
- 30%	N/A	-22.75%	-29.43%
- 40%	N/A	-32.75%	-39.43%
- 50%	N/A	-42.75%	-49.43%
- 60%	N/A	-52.75%	-59.43%
- 70%	N/A	-62.75%	-69.43%
- 80%	N/A	-72.75%	-79.43%
- 90%	N/A	-82.75%	-89.43%
- 100%	N/A	-92.75%	-99.43%

Las Vegas Sands Corp.

According to publicly available information, Las Vegas Sands Corp. (the “Company”) owns and operates The Venetian Resort Hotel Casino (“The Venetian”), a Renaissance Venice-themed resort situated on the Las Vegas Strip (the “Strip”). The Venetian includes the first all-suites hotel on the Strip with 4,027 suites; a gaming facility of approximately 120,000 square feet; an enclosed retail, dining and entertainment complex of approximately 440,000 net leasable square feet, which was sold to a third party in 2004. The Company also owns and operates The Sands Expo and Convention Center (also referred to as “The Sands Expo Center”) in Las Vegas, Nevada. Together, The Sands Expo Center and The Congress Center offer approximately 2.3 million gross square feet of art exhibition and meeting facilities. The Company also owns and operates The Sands Macao Casino (“The Sands Macao”), a Las Vegas-style casino in Macao, China, which opened on May 18, 2004. The Sands Macao now offers over 229,000 square feet of gaming facilities after its expansion, which was completed in August 2006, as well as several restaurants, VIP facilities and other high-end amenities. The Company is also in the process of developing additional integrated resorts and properties in Las Vegas and Macao, including The Palazzo Resort Hotel Casino (also referred to as “The Palazzo”), which will be adjacent to and connected with The Venetian, The Venetian Macao Resort Hotel Casino (also referred to as “The Venetian Macao”) and other casino resort properties on the Cotai StripTM in Macao.

The linked share’s SEC file number is 001-32373.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	N/A	N/A	N/A
June 28, 2002	N/A	N/A	N/A
September 30, 2002	N/A	N/A	N/A
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	$53.70	$41.75	$48.00
March 31, 2005	$51.40	$41.47	$45.00
June 30, 2005	$45.32	$33.13	$35.75
September 30, 2005	$40.73	$30.97	$32.91
December 30, 2005	$46.44	$29.08	$39.47
March 31, 2006	$58.02	$38.44	$56.66
June 30, 2006	$78.90	$54.68	$77.86
September 29, 2006	$77.86	$57.71	$68.35
December 29, 2006	$97.25	$66.06	$89.48
March 30, 2007	$109.45	$81.01	$86.61
June 29, 2007	$91.91	$71.24	$76.39
September 30, 2007	$142.75	$75.56	$133.42
December 31, 2007	$148.76	$102.50	$103.05
January 28, 2008*	$105.35	$70.75	$83.43

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LVS

Initial price: $83.43

Protection level: 75.00%

Protection price: $62.57

Physical delivery amount: 11 ($1,000/Initial price)

Fractional shares: 0.986096

Coupon: 20.00% per annum

Maturity: July 31, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $16.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.00%
+ 90%	10.00%		90.00%
+ 80%	10.00%		80.00%
+ 70%	10.00%		70.00%
+ 60%	10.00%		60.00%
+ 50%	10.00%		50.00%
+ 40%	10.00%		40.00%
+ 30%	10.00%		30.00%
+ 20%	10.00%		20.00%
+ 10%	10.00%		10.00%
+ 5%	10.00%		5.00%

0%	10.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-5.00%
- 10%	10.00%	0.00%	-10.00%
- 20%	10.00%	-10.00%	-20.00%
- 30%	N/A	-20.00%	-30.00%
- 40%	N/A	-30.00%	-40.00%
- 50%	N/A	-40.00%	-50.00%
- 60%	N/A	-50.00%	-60.00%
- 70%	N/A	-60.00%	-70.00%
- 80%	N/A	-70.00%	-80.00%
- 90%	N/A	-80.00%	-90.00%
- 100%	N/A	-90.00%	-100.00%

Monsanto Company

According to publicly available information, Monsanto Company, (the “Company”) is a global provider of agricultural products for farmers. The Company’s business consists of two segments: Seeds and Genomics and Agricultural Productivity. The Seeds and Genomics segment produces the seed brands DEKALB, Asgrow, Seminis and Stoneville and develops biotechnology traits that assist farmers in controlling insects and weeds. The Agricultural Productivity segment manufactures Roundup brand herbicides and other herbicides and provides lawn-and-garden herbicide products for the residential market and animal agricultural products focused on improving dairy cow productivity.

The linked share’s SEC file number is 001-16167.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$16.98	$14.70	$15.80
June 28, 2002	$17.00	$8.82	$8.90
September 30, 2002	$9.75	$6.63	$7.65
December 31, 2002	$10.30	$6.85	$9.63
March 31, 2003	$9.94	$6.78	$8.20
June 30, 2003	$11.30	$7.85	$10.82
September 30, 2003	$13.25	$10.43	$11.97
December 31, 2003	$14.45	$11.54	$14.39
March 31, 2004	$18.38	$14.04	$18.34
June 30, 2004	$19.25	$15.68	$19.25
September 30, 2004	$19.00	$17.08	$18.21
December 31, 2004	$28.22	$17.70	$27.78
March 31, 2005	$32.50	$25.05	$32.25
June 30, 2005	$34.40	$27.83	$31.44
September 30, 2005	$34.58	$27.80	$31.38
December 30, 2005	$39.93	$28.19	$38.77
March 31, 2006	$44.18	$39.12	$42.38
June 30, 2006	$44.88	$37.92	$42.10
September 29, 2006	$48.45	$40.93	$47.01
December 29, 2006	$53.49	$42.75	$52.53
March 30, 2007	$57.08	$49.10	$54.96
June 29, 2007	$68.81	$54.34	$67.54
September 30, 2007	$86.89	$58.50	$85.74
December 31, 2007	$116.24	$82.51	$111.69
January 28, 2008*	$129.28	$93.22	$110.64

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MON

Initial price: $110.64

Protection level: 80.00%

Protection price: $88.51

Physical delivery amount: 9 ($1,000/Initial price)

Fractional shares: 0.038322

Coupon: 18.00% per annum

Maturity: July 31, 2008

Dividend yield: 0.54% per annum

Coupon amount per monthly: $15.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.27%
+ 90%	9.00%		90.27%
+ 80%	9.00%		80.27%
+ 70%	9.00%		70.27%
+ 60%	9.00%		60.27%
+ 50%	9.00%		50.27%
+ 40%	9.00%		40.27%
+ 30%	9.00%		30.27%
+ 20%	9.00%		20.27%
+ 10%	9.00%		10.27%
+ 5%	9.00%		5.27%

0%	9.00%		0.27%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-4.73%
- 10%	9.00%	-1.00%	-9.73%
- 20%	9.00%	-11.00%	-19.73%
- 30%	N/A	-21.00%	-29.73%
- 40%	N/A	-31.00%	-39.73%
- 50%	N/A	-41.00%	-49.73%
- 60%	N/A	-51.00%	-59.73%
- 70%	N/A	-61.00%	-69.73%
- 80%	N/A	-71.00%	-79.73%
- 90%	N/A	-81.00%	-89.73%
- 100%	N/A	-91.00%	-99.73%

Marathon Oil Corporation

According to publicly available information, Marathon Oil Corporation (“the Company”) conducts exploration, development and production activities in ten countries, with a focus on international growth while continuing to maintain its position in the United States. Principal exploration activities were in the United States, Norway, Angola and Indonesia. Principal development and production activities were in the United States, the United Kingdom, Norway, Equatorial Guinea and Libya.

The Company consists of three operating segments: 1) Exploration and Production, which explores for, produces and markets crude oil and natural gas on a worldwide basis; 2) Refining, Marketing and Transportation, which refines, markets and transports crude oil and petroleum products, primarily in the Midwest, the upper Great Plains and south-eastern United States; and 3) Integrated Gas, which markets and transports products manufactured from natural gas, such as liquefied natural gas and methanol, on a worldwide basis, and is developing other projects to link stranded natural gas resources with key demand areas.

The linked share’s SEC file number is 1-5153.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$15.15	$13.43	$14.40
June 28, 2002	$14.95	$12.83	$13.56
September 30, 2002	$13.60	$10.51	$11.34
December 31, 2002	$11.74	$9.41	$10.65
March 31, 2003	$12.15	$9.93	$11.99
June 30, 2003	$13.60	$11.24	$13.18
September 30, 2003	$14.74	$12.46	$14.25
December 31, 2003	$16.81	$14.30	$16.55
March 31, 2004	$18.16	$15.24	$16.84
June 30, 2004	$18.94	$16.00	$18.92
September 30, 2004	$20.80	$16.78	$20.64
December 31, 2004	$21.30	$18.02	$18.81
March 31, 2005	$24.65	$17.76	$23.46
June 30, 2005	$27.95	$21.75	$26.69
September 30, 2005	$36.33	$26.90	$34.47
December 30, 2005	$34.99	$27.71	$30.49
March 31, 2006	$39.68	$31.01	$38.09
June 30, 2006	$43.28	$34.70	$41.65
September 29, 2006	$46.64	$34.42	$38.45
December 29, 2006	$49.37	$35.34	$46.25
March 30, 2007	$51.74	$41.50	$49.42
June 29, 2007	$67.04	$49.45	$59.96
September 30, 2007	$65.21	$46.97	$57.02
December 31, 2007	$63.07	$51.99	$60.86
January 28, 2008*	$63.22	$43.30	$50.08

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MRO

Initial price: $50.08

Protection level: 80.00%

Protection price: $40.06

Physical delivery amount: 19 ($1,000/Initial price)

Fractional shares: 0.968051

Coupon: 12.50% per annum

Maturity: July 31, 2008

Dividend yield: 1.84% per annum

Coupon amount per monthly: $10.42

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.25%		100.92%
+ 90%	6.25%		90.92%
+ 80%	6.25%		80.92%
+ 70%	6.25%		70.92%
+ 60%	6.25%		60.92%
+ 50%	6.25%		50.92%
+ 40%	6.25%		40.92%
+ 30%	6.25%		30.92%
+ 20%	6.25%		20.92%
+ 10%	6.25%		10.92%
+ 5%	6.25%		5.92%

0%	6.25%		0.92%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.25%	1.25%	-4.08%
- 10%	6.25%	-3.75%	-9.08%
- 20%	6.25%	-13.75%	-19.08%
- 30%	N/A	-23.75%	-29.08%
- 40%	N/A	-33.75%	-39.08%
- 50%	N/A	-43.75%	-49.08%
- 60%	N/A	-53.75%	-59.08%
- 70%	N/A	-63.75%	-69.08%
- 80%	N/A	-73.75%	-79.08%
- 90%	N/A	-83.75%	-89.08%
- 100%	N/A	-93.75%	-99.08%

Noble Corporation

According to publicly available information, Noble Corporation (the “Company”) is a provider of diversified services for the oil and gas industry. The Company performs contract drilling services with a fleet of 63 offshore drilling units located in key markets worldwide.

The Company’s fleet consists of 13 semisubmersibles, three dynamically positioned drillships, 44 jackups and three submersibles. The fleet count includes three new F&G JU-2000E premium jackups and the three semisubmersibles under construction and the Noble Bingo 9000 Rig 4. Approximately 86 percent of the fleet is currently deployed in international markets, principally including the Middle East, India, Mexico, the North Sea, Brazil, and West Africa.

The Company is a Cayman Islands exempted company limited by shares and became the successor to Noble Drilling Corporation, a Delaware corporation that was organized in 1939, as part of the internal corporate restructuring of Noble Drilling and its subsidiaries effective April 30, 2002.

The linked share’s SEC file number is 1-31306.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$21.00	$14.10	$20.70
June 28, 2002	$22.98	$18.75	$19.30
September 30, 2002	$19.50	$13.50	$15.50
December 31, 2002	$18.94	$14.65	$17.58
March 31, 2003	$19.20	$15.59	$15.71
June 30, 2003	$18.90	$15.23	$17.15
September 30, 2003	$18.31	$15.98	$17.00
December 31, 2003	$18.73	$16.38	$17.89
March 31, 2004	$21.45	$17.50	$19.21
June 30, 2004	$19.85	$16.77	$18.95
September 30, 2004	$23.24	$17.66	$22.48
December 31, 2004	$25.27	$21.39	$24.87
March 31, 2005	$29.55	$23.52	$28.11
June 30, 2005	$32.30	$24.41	$30.76
September 30, 2005	$36.36	$29.93	$34.23
December 30, 2005	$37.82	$28.57	$35.27
March 31, 2006	$42.48	$34.53	$40.55
June 30, 2006	$43.08	$31.24	$37.21
September 29, 2006	$38.63	$30.46	$32.09
December 29, 2006	$41.16	$29.26	$38.08
March 30, 2007	$40.78	$33.81	$39.34
June 29, 2007	$49.41	$39.20	$48.76
September 30, 2007	$54.29	$43.48	$49.05
December 31, 2007	$57.63	$46.21	$56.51
January 28, 2008*	$58.09	$40.41	$45.30

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NE

Initial price: $45.30

Protection level: 75.00%

Protection price: $33.98

Physical delivery amount: 22 ($1,000/Initial price)

Fractional shares: 0.075055

Coupon: 11.50% per annum

Maturity: July 31, 2008

Dividend yield: 0.26% per annum

Coupon amount per monthly: $9.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.75%		100.13%
+ 90%	5.75%		90.13%
+ 80%	5.75%		80.13%
+ 70%	5.75%		70.13%
+ 60%	5.75%		60.13%
+ 50%	5.75%		50.13%
+ 40%	5.75%		40.13%
+ 30%	5.75%		30.13%
+ 20%	5.75%		20.13%
+ 10%	5.75%		10.13%
+ 5%	5.75%		5.13%

0%	5.75%		0.13%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.75%	0.75%	-4.87%
- 10%	5.75%	-4.25%	-9.87%
- 20%	5.75%	-14.25%	-19.87%
- 30%	N/A	-24.25%	-29.87%
- 40%	N/A	-34.25%	-39.87%
- 50%	N/A	-44.25%	-49.87%
- 60%	N/A	-54.25%	-59.87%
- 70%	N/A	-64.25%	-69.87%
- 80%	N/A	-74.25%	-79.87%
- 90%	N/A	-84.25%	-89.87%
- 100%	N/A	-94.25%	-99.87%

Southern Copper Corporation

According to publicly available information, Southern Copper Corporation (the “Company”) is an integrated producer of copper, molybdenum, zinc and silver. All of its mining, smelting and refining facilities are located in Peru and in Mexico and the Company conducts exploration activities in those countries and Chile. The Company was incorporated in Delaware in 1952 and have conducted copper mining operations since 1960. Since 1996, its common stock has been listed on both the New York Stock Exchange and the Lima Stock Exchange.

The linked share’s SEC file number is 001-14066.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$6.63	$5.22	$6.48
June 28, 2002	$7.81	$6.37	$7.50
September 30, 2002	$7.63	$6.39	$6.86
December 31, 2002	$7.40	$6.52	$7.20
March 31, 2003	$8.30	$7.25	$7.30
June 30, 2003	$8.55	$7.16	$7.65
September 30, 2003	$11.95	$7.72	$11.06
December 31, 2003	$24.82	$10.88	$23.58
March 31, 2004	$25.83	$17.72	$20.23
June 30, 2004	$21.05	$13.05	$20.67
September 30, 2004	$26.25	$17.96	$25.83
December 31, 2004	$27.90	$20.80	$23.61
March 31, 2005	$33.25	$21.24	$27.73
June 30, 2005	$30.25	$20.69	$21.42
September 30, 2005	$28.35	$21.04	$27.98
December 30, 2005	$35.55	$24.80	$33.49
March 31, 2006	$45.80	$33.16	$42.24
June 30, 2006	$54.97	$34.83	$44.57
September 29, 2006	$49.68	$41.50	$46.25
December 29, 2006	$58.38	$43.09	$53.89
March 30, 2007	$76.50	$49.26	$71.66
June 29, 2007	$96.64	$71.75	$94.26
September 30, 2007	$126.72	$75.24	$123.83
December 31, 2007	$143.25	$97.00	$105.13
January 28, 2008*	$111.11	$73.51	$86.09

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PCU

Initial price: $86.09

Protection level: 70.00%

Protection price: $60.26

Physical delivery amount: 11 ($1,000/Initial price)

Fractional shares: 0.615751

Coupon: 17.25% per annum

Maturity: July 31, 2008

Dividend yield: 7.90% per annum

Coupon amount per monthly: $14.38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.625%		103.95%
+ 90%	8.625%		93.95%
+ 80%	8.625%		83.95%
+ 70%	8.625%		73.95%
+ 60%	8.625%		63.95%
+ 50%	8.625%		53.95%
+ 40%	8.625%		43.95%
+ 30%	8.625%		33.95%
+ 20%	8.625%		23.95%
+ 10%	8.625%		13.95%
+ 5%	8.625%		8.95%

0%	8.625%		3.95%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.625%	3.625%	-1.05%
- 10%	8.625%	-1.375%	-6.05%
- 20%	8.625%	-11.375%	-16.05%
- 30%	8.625%	-21.375%	-26.05%
- 40%	N/A	-31.375%	-36.05%
- 50%	N/A	-41.375%	-46.05%
- 60%	N/A	-51.375%	-56.05%
- 70%	N/A	-61.375%	-66.05%
- 80%	N/A	-71.375%	-76.05%
- 90%	N/A	-81.375%	-86.05%
- 100%	N/A	-91.375%	-96.05%

QUALCOMM Incorporated

According to publicly available information, QUALCOMM Incorporated (the “Company”) introduced the concept that a digital communication technique called CDMA could be commercially successful in wireless communication applications to the public in 1989. CDMA stands for Code Division Multiple Access and is one of the main technologies currently used in digital wireless communications networks.

Because the Company led development and commercialization of CDMA technology, it owns intellectual property, including patents, patent applications and trade secrets, which apply to all versions of CDMA. The Company generates revenues by licensing portions of its intellectual property to manufacturers of wireless products (such as wireless phones and other devices and the infrastructure required to establish and operate a wireless network). The Company receives licensing fees and royalties on products sold by its licensees that incorporate its patented technologies.

The Company also sells and licenses products and services, which include CDMA-based integrated circuits (also known as chips) and Radio Frequency (RF) and Power Management (PM) chips and system software used in mobile devices (also known as subscriber units and handsets) and in wireless networks; and equipment, software and services used by companies, including those in the transportation industry, and governments to wirelessly connect with their assets, products and workforce.

The Company was incorporated in 1985 under the laws of the state of California. In 1991, it was reincorporated in the state of Delaware.

The linked share’s SEC file number is 0-19528.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$26.67	$15.52	$18.82
June 28, 2002	$20.18	$12.25	$13.75
September 30, 2002	$15.70	$11.61	$13.81
December 31, 2002	$21.45	$13.67	$18.20
March 31, 2003	$19.96	$16.32	$18.03
June 30, 2003	$19.09	$14.79	$17.88
September 30, 2003	$23.02	$17.17	$20.82
December 31, 2003	$27.43	$20.50	$26.97
March 31, 2004	$33.49	$26.67	$33.21
June 30, 2004	$36.67	$30.90	$36.49
September 30, 2004	$41.00	$33.66	$39.04
December 31, 2004	$44.99	$37.78	$42.40
March 31, 2005	$43.71	$33.99	$36.65
June 30, 2005	$38.46	$32.08	$33.01
September 30, 2005	$45.05	$32.98	$44.75
December 30, 2005	$46.59	$39.02	$43.08
March 31, 2006	$51.75	$42.91	$50.61
June 30, 2006	$53.01	$38.54	$40.07
September 29, 2006	$39.72	$32.76	$36.35
December 29, 2006	$40.99	$34.10	$37.79
March 30, 2007	$44.12	$36.80	$42.66
June 29, 2007	$47.72	$40.98	$43.39
September 30, 2007	$45.57	$35.23	$42.26
December 31, 2007	$43.40	$36.60	$39.35
January 28, 2008*	$41.00	$35.17	$40.50

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: QCOM

Initial price: $40.50

Protection level: 80.00%

Protection price: $32.40

Physical delivery amount: 24 ($1,000/Initial price)

Fractional shares: 0.691358

Coupon: 15.25% per annum

Maturity: July 31, 2008

Dividend yield: 1.33% per annum

Coupon amount per monthly: $12.71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.625%		100.67%
+ 90%	7.625%		90.67%
+ 80%	7.625%		80.67%
+ 70%	7.625%		70.67%
+ 60%	7.625%		60.67%
+ 50%	7.625%		50.67%
+ 40%	7.625%		40.67%
+ 30%	7.625%		30.67%
+ 20%	7.625%		20.67%
+ 10%	7.625%		10.67%
+ 5%	7.625%		5.67%

0%	7.625%		0.67%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.625%	2.625%	-4.33%
- 10%	7.625%	-2.375%	-9.33%
- 20%	7.625%	-12.375%	-19.33%
- 30%	N/A	-22.375%	-29.33%
- 40%	N/A	-32.375%	-39.33%
- 50%	N/A	-42.375%	-49.33%
- 60%	N/A	-52.375%	-59.33%
- 70%	N/A	-62.375%	-69.33%
- 80%	N/A	-72.375%	-79.33%
- 90%	N/A	-82.375%	-89.33%
- 100%	N/A	-92.375%	-99.33%

Transocean Inc.

According to publicly available information, Transocean Inc. (the “Company”) is an international provider of offshore contract drilling services for oil and gas wells. As of February 2, 2007, the Company owned, had partial ownership interests in or operated 82 mobile offshore drilling units. As of this date, the Company fleet included 33 High-Specification semisubmersibles and drillships (“High-Specification Floaters”), 20 Other Floaters, 25 Jackups and four Other Rigs. The Company also has three High-Specification Floaters under construction. The Company primary business is to contract drilling rigs, related equipment and work crews primarily on a dayrate basis to drill oil and gas wells. The Company specializes in technically demanding segments of the offshore drilling business with a particular focus on deepwater and harsh environment drilling services. The Company also provides additional services, including integrated services.

The linked share’s SEC file number is 333-75899.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$36.89	$28.22	$35.37
June 28, 2002	$41.87	$31.94	$33.16
September 30, 2002	$33.80	$20.86	$22.14
December 31, 2002	$27.56	$19.27	$24.70
March 31, 2003	$25.93	$21.15	$21.77
June 30, 2003	$27.53	$19.59	$23.39
September 30, 2003	$23.84	$19.71	$21.29
December 31, 2003	$26.45	$19.75	$25.56
March 31, 2004	$34.00	$24.59	$29.69
June 30, 2004	$31.16	$26.68	$30.81
September 30, 2004	$38.55	$27.61	$38.09
December 31, 2004	$45.99	$35.93	$45.12
March 31, 2005	$55.24	$42.36	$54.78
June 30, 2005	$61.91	$45.99	$57.45
September 30, 2005	$67.18	$56.97	$65.26
December 30, 2005	$75.51	$55.75	$74.19
March 31, 2006	$89.72	$74.57	$85.48
June 30, 2006	$95.98	$75.33	$85.50
September 29, 2006	$86.90	$68.68	$77.95
December 29, 2006	$89.65	$69.81	$86.11
March 30, 2007	$88.57	$77.14	$86.97
June 29, 2007	$116.24	$85.79	$112.82
September 30, 2007	$128.68	$98.58	$120.34
December 31, 2007	$149.62	$114.30	$143.15
January 28, 2008*	$147.25	$111.68	$128.51

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RIG

Initial price: $128.51

Protection level: 80.00%

Protection price: $102.81

Physical delivery amount: 7 ($1,000/Initial price)

Fractional shares: 0.781496

Coupon: 12.35% per annum

Maturity: July 31, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.29

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.175%		100.00%
+ 90%	6.175%		90.00%
+ 80%	6.175%		80.00%
+ 70%	6.175%		70.00%
+ 60%	6.175%		60.00%
+ 50%	6.175%		50.00%
+ 40%	6.175%		40.00%
+ 30%	6.175%		30.00%
+ 20%	6.175%		20.00%
+ 10%	6.175%		10.00%
+ 5%	6.175%		5.00%

0%	6.175%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.175%	1.175%	-5.00%
- 10%	6.175%	-3.825%	-10.00%
- 20%	6.175%	-13.825%	-20.00%
- 30%	N/A	-23.825%	-30.00%
- 40%	N/A	-33.825%	-40.00%
- 50%	N/A	-43.825%	-50.00%
- 60%	N/A	-53.825%	-60.00%
- 70%	N/A	-63.825%	-70.00%
- 80%	N/A	-73.825%	-80.00%
- 90%	N/A	-83.825%	-90.00%
- 100%	N/A	-93.825%	-100.00%

Starbucks Corporation

According to publicly available information, Starbucks Corporation (“the Company”) was formed in 1985. The Company purchases and roasts high-quality whole bean coffees and sells them, along with rich-brewed coffees, Italian-style espresso beverages, cold blended beverages, a variety of complementary food items, coffee-related accessories and equipment, a selection of premium teas and a line of compact discs, primarily through Company-operated retail stores. The Company also sells coffee and tea products and licenses its trademark through other channels and, through certain of its equity investees, the Company produces and sells ready-to-drink beverages which include, among others, bottled Frappuccino® beverages and Starbucks DoubleShot® espresso drinks, and a line of superpremium ice creams.

The linked share’s SEC file number is 000-20322.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$12.27	$9.50	$11.57
June 28, 2002	$12.85	$10.97	$12.43
September 30, 2002	$12.48	$9.22	$10.32
December 31, 2002	$12.08	$10.09	$10.19
March 31, 2003	$13.26	$9.81	$12.88
June 30, 2003	$13.44	$11.40	$12.26
September 30, 2003	$15.48	$12.39	$14.40
December 31, 2003	$16.72	$14.40	$16.53
March 31, 2004	$19.84	$16.45	$18.88
June 30, 2004	$22.20	$18.37	$21.74
September 30, 2004	$24.20	$21.03	$22.73
December 31, 2004	$32.13	$22.65	$31.18
March 31, 2005	$31.67	$24.57	$25.83
June 30, 2005	$28.45	$22.30	$25.83
September 30, 2005	$27.19	$23.01	$25.05
December 30, 2005	$32.46	$24.87	$30.01
March 31, 2006	$38.11	$29.90	$37.64
June 30, 2006	$39.76	$34.60	$37.76
September 29, 2006	$38.33	$28.72	$34.05
December 29, 2006	$40.00	$33.61	$35.42
March 30, 2007	$36.61	$28.87	$31.36
June 29, 2007	$32.19	$25.22	$26.24
September 30, 2007	$28.60	$25.67	$26.20
December 31, 2007	$26.92	$19.89	$20.47
January 28, 2008*	$21.01	$17.66	$19.66

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SBUX

Initial price: $19.66

Protection level: 80.00%

Protection price: $15.73

Physical delivery amount: 50 ($1,000/Initial price)

Fractional shares: 0.864700

Coupon: 13.00% per annum

Maturity: July 31, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		100.00%
+ 90%	6.50%		90.00%
+ 80%	6.50%		80.00%
+ 70%	6.50%		70.00%
+ 60%	6.50%		60.00%
+ 50%	6.50%		50.00%
+ 40%	6.50%		40.00%
+ 30%	6.50%		30.00%
+ 20%	6.50%		20.00%
+ 10%	6.50%		10.00%
+ 5%	6.50%		5.00%

0%	6.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-5.00%
- 10%	6.50%	-3.50%	-10.00%
- 20%	6.50%	-13.50%	-20.00%
- 30%	N/A	-23.50%	-30.00%
- 40%	N/A	-33.50%	-40.00%
- 50%	N/A	-43.50%	-50.00%
- 60%	N/A	-53.50%	-60.00%
- 70%	N/A	-63.50%	-70.00%
- 80%	N/A	-73.50%	-80.00%
- 90%	N/A	-83.50%	-90.00%
- 100%	N/A	-93.50%	-100.00%

Schlumberger N.V. (Schlumberger Limited)

According to publicly available information, Schlumberger N.V. (Schlumberger Limited) (the “Company”), founded in 1926, the Company is an oilfield services company, supplying technology, project management and information solutions that optimize performance in the oil and gas industry. As of December 31, 2006, the Company employed approximately 70,000 people of over 140 nationalities operating in approximately 80 countries. The Company has principal executive offices in Houston, Paris, and The Hague and consists of two business segments—Schlumberger Oilfield Services and WesternGeco. Schlumberger Oilfield Services is an oilfield services company supplying a wide range of technology services and solutions to the international petroleum industry. WesternGeco is a technologically advanced surface seismic company.

The linked share’s SEC file number is 1-4601.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$31.22	$24.58	$29.41
June 28, 2002	$29.90	$23.15	$23.25
September 30, 2002	$23.70	$17.93	$19.23
December 31, 2002	$23.43	$16.70	$21.05
March 31, 2003	$21.67	$17.82	$19.01
June 30, 2003	$25.08	$18.51	$23.79
September 30, 2003	$26.05	$22.25	$24.20
December 31, 2003	$28.12	$22.74	$27.36
March 31, 2004	$33.38	$26.27	$31.93
June 30, 2004	$32.35	$27.38	$31.76
September 30, 2004	$33.93	$29.33	$33.66
December 31, 2004	$34.94	$30.51	$33.48
March 31, 2005	$39.16	$31.58	$35.24
June 30, 2005	$39.23	$32.31	$37.97
September 30, 2005	$43.90	$37.43	$42.19
December 30, 2005	$51.49	$38.66	$48.58
March 31, 2006	$65.87	$49.20	$63.29
June 30, 2006	$73.87	$54.12	$65.11
September 29, 2006	$68.54	$54.24	$62.03
December 29, 2006	$69.30	$56.85	$63.16
March 30, 2007	$71.17	$56.31	$69.10
June 29, 2007	$89.20	$68.25	$84.94
September 30, 2007	$108.47	$81.30	$105.00
December 31, 2007	$113.86	$87.42	$98.37
January 28, 2008*	$102.71	$72.30	$79.23

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SLB

Initial price: $79.23

Protection level: 80.00%

Protection price: $63.38

Physical delivery amount: 12 ($1,000/Initial price)

Fractional shares: 0.621482

Coupon: 13.00% per annum

Maturity: July 31, 2008

Dividend yield: 0.88% per annum

Coupon amount per monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		100.44%
+ 90%	6.50%		90.44%
+ 80%	6.50%		80.44%
+ 70%	6.50%		70.44%
+ 60%	6.50%		60.44%
+ 50%	6.50%		50.44%
+ 40%	6.50%		40.44%
+ 30%	6.50%		30.44%
+ 20%	6.50%		20.44%
+ 10%	6.50%		10.44%
+ 5%	6.50%		5.44%

0%	6.50%		0.44%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-4.56%
- 10%	6.50%	-3.50%	-9.56%
- 20%	6.50%	-13.50%	-19.56%
- 30%	N/A	-23.50%	-29.56%
- 40%	N/A	-33.50%	-39.56%
- 50%	N/A	-43.50%	-49.56%
- 60%	N/A	-53.50%	-59.56%
- 70%	N/A	-63.50%	-69.56%
- 80%	N/A	-73.50%	-79.56%
- 90%	N/A	-83.50%	-89.56%
- 100%	N/A	-93.50%	-99.56%

AT&T Inc.

According to publicly available information, AT&T Inc. (the “Company”) formerly known as SBC Communications Inc. (SBC), was formed as one of several regional holding companies created to hold AT&T Corp.’s (ATTC) local telephone companies. The Company ranks among the largest providers of telecommunications services in the United States and the world. The Company offers its services and products to consumers in the U.S. and services and products to businesses and other providers of telecommunications services worldwide. The services and products that the Company offers vary by market, and include: local exchange services, wireless communications, long-distance services, data/broadband and Internet services, telecommunications equipment, managed networking, wholesale services and directory advertising and publishing.

The linked share’s SEC file number is: 1-8610.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$40.99	$34.29	$37.44
June 28, 2002	$38.40	$27.99	$30.50
September 30, 2002	$31.95	$19.60	$20.10
December 31, 2002	$29.08	$19.80	$27.11
March 31, 2003	$31.65	$18.85	$20.06
June 30, 2003	$27.35	$19.65	$25.55
September 30, 2003	$26.85	$21.65	$22.25
December 31, 2003	$26.15	$21.17	$26.07
March 31, 2004	$27.73	$23.66	$24.54
June 30, 2004	$25.68	$23.50	$24.25
September 30, 2004	$26.87	$22.98	$25.95
December 31, 2004	$27.29	$24.55	$25.77
March 31, 2005	$25.98	$23.01	$23.69
June 30, 2005	$24.32	$22.81	$23.75
September 30, 2005	$24.97	$23.23	$23.97
December 30, 2005	$25.58	$21.90	$24.49
March 31, 2006	$28.75	$24.24	$27.04
June 30, 2006	$28.03	$24.72	$27.89
September 29, 2006	$33.76	$26.36	$32.56
December 29, 2006	$36.21	$31.57	$35.75
March 30, 2007	$39.86	$33.21	$39.43
June 29, 2007	$41.54	$38.38	$41.50
September 30, 2007	$42.97	$36.53	$42.31
December 31, 2007	$42.79	$36.25	$41.56
January 28, 2008*	$41.94	$33.32	$36.40

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: T

Initial price: $36.40

Protection level: 80.00%

Protection price: $29.12

Physical delivery amount: 27 ($1,000/Initial price)

Fractional shares: 0.472527

Coupon: 9.50% per annum

Maturity: July 31, 2008

Dividend yield: 4.02% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.75%		102.01%
+ 90%	4.75%		92.01%
+ 80%	4.75%		82.01%
+ 70%	4.75%		72.01%
+ 60%	4.75%		62.01%
+ 50%	4.75%		52.01%
+ 40%	4.75%		42.01%
+ 30%	4.75%		32.01%
+ 20%	4.75%		22.01%
+ 10%	4.75%		12.01%
+ 5%	4.75%		7.01%

0%	4.75%		2.01%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-2.99%
- 10%	4.75%	-5.25%	-7.99%
- 20%	4.75%	-15.25%	-17.99%
- 30%	N/A	-25.25%	-27.99%
- 40%	N/A	-35.25%	-37.99%
- 50%	N/A	-45.25%	-47.99%
- 60%	N/A	-55.25%	-57.99%
- 70%	N/A	-65.25%	-67.99%
- 80%	N/A	-75.25%	-77.99%
- 90%	N/A	-85.25%	-87.99%
- 100%	N/A	-95.25%	-97.99%

Target Corporation

According to publicly available information, Target Corporation (the “Company”) operates large-format general merchandise and food discount stores in the United States, which include Target and SuperTarget stores. The Company operates Target general merchandise stores with a wide assortment of general merchandise and a more limited assortment of food items, as well as SuperTarget stores with a full line of food and general merchandise items. Target.com offers a wide assortment of general merchandise including many items found in the Company’s stores and a complementary assortment, such as extended sizes and colors, sold only on-line. A significant portion of its sales is from national brand merchandise. In addition, the Company sells merchandise under private-label brands including, but not limited to, Archer Farms®, Choxie™, Circo®, Embark®, Gilligan & O’Malley®, Kool Toyz®, Market Pantry®, Merona®, ProSpirit®, Room Essentials™, Target Limited Edition, Trutech® and Xhilaration®.

The linked share’s SEC file number is 001-06049.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$46.15	$39.11	$43.12
June 28, 2002	$45.95	$34.99	$38.10
September 30, 2002	$39.49	$28.10	$29.52
December 31, 2002	$37.10	$24.90	$30.00
March 31, 2003	$31.59	$25.60	$29.26
June 30, 2003	$38.53	$28.50	$37.84
September 30, 2003	$41.79	$36.75	$37.63
December 31, 2003	$40.90	$36.19	$38.40
March 31, 2004	$45.85	$36.65	$45.04
June 30, 2004	$46.89	$41.25	$42.47
September 30, 2004	$46.90	$40.03	$45.25
December 31, 2004	$54.14	$45.30	$51.93
March 31, 2005	$53.20	$47.76	$50.02
June 30, 2005	$56.24	$45.55	$54.41
September 30, 2005	$60.00	$49.93	$51.93
December 30, 2005	$59.01	$50.78	$54.97
March 31, 2006	$55.85	$51.93	$52.01
June 30, 2006	$55.13	$47.26	$48.87
September 29, 2006	$56.67	$44.85	$55.25
December 29, 2006	$60.31	$54.60	$57.05
March 30, 2007	$64.73	$56.61	$59.26
June 29, 2007	$65.07	$56.80	$63.60
September 30, 2007	$70.75	$56.06	$63.57
December 31, 2007	$68.50	$48.85	$50.00
January 28, 2008*	$56.17	$47.25	$53.47

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TGT

Initial price: $53.47

Protection level: 75.00%

Protection price: $40.10

Physical delivery amount: 18 ($1,000/Initial price)

Fractional shares: 0.702076

Coupon: 16.25% per annum

Maturity: July 31, 2008

Dividend yield: 0.97% per annum

Coupon amount per monthly: $13.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.125%		100.49%
+ 90%	8.125%		90.49%
+ 80%	8.125%		80.49%
+ 70%	8.125%		70.49%
+ 60%	8.125%		60.49%
+ 50%	8.125%		50.49%
+ 40%	8.125%		40.49%
+ 30%	8.125%		30.49%
+ 20%	8.125%		20.49%
+ 10%	8.125%		10.49%
+ 5%	8.125%		5.49%

0%	8.125%		0.49%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.125%	3.125%	-4.51%
- 10%	8.125%	-1.875%	-9.51%
- 20%	8.125%	-11.875%	-19.51%
- 30%	N/A	-21.875%	-29.51%
- 40%	N/A	-31.875%	-39.51%
- 50%	N/A	-41.875%	-49.51%
- 60%	N/A	-51.875%	-59.51%
- 70%	N/A	-61.875%	-69.51%
- 80%	N/A	-71.875%	-79.51%
- 90%	N/A	-81.875%	-89.51%
- 100%	N/A	-91.875%	-99.51%

Texas Instruments Incorporated

According to publicly available information, Texas Instruments Incorporated (the “Company) is headquartered in Dallas, Texas, and has manufacturing, design or sales operations in more than 25 countries. The Company had three separate business segments in 2005: (1) Semiconductor, which accounted for 87% of its revenue in 2005; (2) Sensors & Controls, which accounted for 9% of its revenue and (3) Educational & Productivity Solutions, which accounted for 4% of its revenue. The Company’s largest geographic sources of revenue, in descending order, are: Asia (excluding Japan), Europe, the United States and Japan. The Company began operations in 1930 and is incorporated in Delaware.

The linked share’s SEC file number is 001-03761.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$35.91	$25.30	$33.10
June 28, 2002	$34.85	$22.15	$23.70
September 30, 2002	$27.25	$14.25	$14.77
December 31, 2002	$21.45	$13.10	$15.01
March 31, 2003	$18.75	$13.90	$16.37
June 30, 2003	$21.98	$16.05	$17.60
September 30, 2003	$26.10	$17.21	$22.80
December 31, 2003	$31.25	$22.87	$29.38
March 31, 2004	$33.98	$26.80	$29.22
June 30, 2004	$30.98	$22.94	$24.18
September 30, 2004	$24.08	$18.06	$21.28
December 31, 2004	$25.79	$20.56	$24.62
March 31, 2005	$27.78	$20.70	$25.49
June 30, 2005	$29.18	$22.51	$28.07
September 30, 2005	$34.50	$27.89	$33.90
December 30, 2005	$34.68	$27.18	$32.07
March 31, 2006	$34.66	$28.72	$32.47
June 30, 2006	$36.40	$28.53	$30.29
September 29, 2006	$34.00	$26.77	$33.25
December 29, 2006	$33.58	$28.34	$28.80
March 30, 2007	$32.93	$28.24	$30.10
June 29, 2007	$38.10	$29.65	$37.63
September 30, 2007	$39.63	$31.80	$36.59
December 31, 2007	$37.17	$30.09	$33.40
January 28, 2008*	$33.22	$28.07	$30.32

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TXN

Initial price: $30.32

Protection level: 80.00%

Protection price: $24.26

Physical delivery amount: 32 ($1,000/Initial price)

Fractional shares: 0.981530

Coupon: 10.00% per annum

Maturity: July 31, 2008

Dividend yield: 0.99% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.50%
+ 90%	5.00%		90.50%
+ 80%	5.00%		80.50%
+ 70%	5.00%		70.50%
+ 60%	5.00%		60.50%
+ 50%	5.00%		50.50%
+ 40%	5.00%		40.50%
+ 30%	5.00%		30.50%
+ 20%	5.00%		20.50%
+ 10%	5.00%		10.50%
+ 5%	5.00%		5.50%

0%	5.00%		0.50%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-4.50%
- 10%	5.00%	-5.00%	-9.50%
- 20%	5.00%	-15.00%	-19.50%
- 30%	N/A	-25.00%	-29.50%
- 40%	N/A	-35.00%	-39.50%
- 50%	N/A	-45.00%	-49.50%
- 60%	N/A	-55.00%	-59.50%
- 70%	N/A	-65.00%	-69.50%
- 80%	N/A	-75.00%	-79.50%
- 90%	N/A	-85.00%	-89.50%
- 100%	N/A	-95.00%	-99.50%

Union Pacific Corporation

According to publicly available information, Union Pacific Corporation (the “Company”) owns one of America’s transportation companies. Its principal operating company, Union Pacific Railroad Company, links 23 states in the western two-thirds of the country and serves the fastest-growing U.S. population centers. Union Pacific Railroad Company’s diversified business mix includes agricultural products, automotive, chemicals, energy, industrial products, and intermodal. It offers competitive long-haul routes from all major West Coast and Gulf Coast ports to eastern gateways. Union Pacific Railroad Company connects with Canada’s rail systems and is the only railroad serving all six major gateways to Mexico, making it North America’s premier rail franchise.

The Company was incorporated in Utah in 1969 and maintains its principal executive offices at 1400 Douglas Street, Omaha, NE 68179.

The linked share’s SEC file number is 001-06075.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$65.15	$56.01	$62.14
June 28, 2002	$64.97	$54.54	$63.28
September 30, 2002	$64.87	$53.00	$57.87
December 31, 2002	$62.15	$54.95	$59.87
March 31, 2003	$61.99	$50.90	$55.00
June 30, 2003	$61.99	$54.20	$58.02
September 30, 2003	$61.89	$57.15	$58.17
December 31, 2003	$69.50	$57.80	$69.48
March 31, 2004	$69.56	$59.38	$59.82
June 30, 2004	$60.47	$55.66	$59.45
September 30, 2004	$59.58	$54.80	$58.60
December 31, 2004	$67.68	$58.68	$67.25
March 31, 2005	$70.09	$58.19	$69.70
June 30, 2005	$70.19	$60.85	$64.80
September 30, 2005	$72.20	$63.52	$71.70
December 30, 2005	$81.25	$66.89	$80.51
March 31, 2006	$93.73	$77.62	$93.35
June 30, 2006	$97.49	$83.83	$92.96
September 29, 2006	$92.96	$78.65	$88.00
December 29, 2006	$96.16	$86.27	$92.02
March 30, 2007	$105.84	$89.58	$101.55
June 29, 2007	$122.79	$100.41	$115.15
September 30, 2007	$129.32	$99.41	$113.06
December 31, 2007	$136.74	$110.07	$125.62
January 28, 2008*	$127.25	$106.84	$121.22

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: UNP

Initial price: $121.22

Protection level: 80.00%

Protection price: $96.98

Physical delivery amount: 8 ($1,000/Initial price)

Fractional shares: 0.249464

Coupon: 10.00% per annum

Maturity: July 31, 2008

Dividend yield: 1.23% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.62%
+ 90%	5.00%		90.62%
+ 80%	5.00%		80.62%
+ 70%	5.00%		70.62%
+ 60%	5.00%		60.62%
+ 50%	5.00%		50.62%
+ 40%	5.00%		40.62%
+ 30%	5.00%		30.62%
+ 20%	5.00%		20.62%
+ 10%	5.00%		10.62%
+ 5%	5.00%		5.62%

0%	5.00%		0.62%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-4.38%
- 10%	5.00%	-5.00%	-9.38%
- 20%	5.00%	-15.00%	-19.38%
- 30%	N/A	-25.00%	-29.38%
- 40%	N/A	-35.00%	-39.38%
- 50%	N/A	-45.00%	-49.38%
- 60%	N/A	-55.00%	-59.38%
- 70%	N/A	-65.00%	-69.38%
- 80%	N/A	-75.00%	-79.38%
- 90%	N/A	-85.00%	-89.38%
- 100%	N/A	-95.00%	-99.38%

Valero Energy Corporation

According to publicly available information, Valero Energy Corporation (the “Company”) owns and operates 18 refineries located in the United States, Canada, and Aruba that produce premium, environmentally clean refined products such as reformulated gasoline blendstock for oxygenate blending, gasoline meeting the specifications of the California Air Resources Board (CARB), CARB diesel fuel, low-sulfur and ultra-low-sulfur diesel fuel, and oxygenates (liquid hydrocarbon compounds containing oxygen). The Company also produces conventional gasolines, distillates, jet fuel, asphalt, petrochemicals, lubricants, and other refined products. The Company markets branded and unbranded refined products on a wholesale basis in the United States and Canada through an extensive bulk and rack marketing network. The Company also sells refined products through a network of approximately 5,800 retail and wholesale branded outlets in the United States, Canada, and Aruba.

The linked share’s SEC file number is 1-13175.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$12.46	$9.25	$12.38
June 28, 2002	$12.37	$8.98	$9.36
September 30, 2002	$9.55	$6.53	$6.62
December 31, 2002	$9.63	$5.79	$9.24
March 31, 2003	$10.59	$8.05	$10.35
June 30, 2003	$10.54	$8.79	$9.08
September 30, 2003	$10.03	$8.80	$9.57
December 31, 2003	$11.77	$9.43	$11.59
March 31, 2004	$15.38	$11.43	$14.99
June 30, 2004	$18.73	$13.97	$18.44
September 30, 2004	$20.30	$15.90	$20.05
December 31, 2004	$23.90	$19.43	$22.70
March 31, 2005	$38.58	$21.01	$36.64
June 30, 2005	$41.13	$28.96	$39.56
September 30, 2005	$58.63	$39.38	$56.53
December 30, 2005	$58.15	$45.86	$51.60
March 31, 2006	$63.61	$48.00	$59.78
June 30, 2006	$70.74	$55.19	$66.52
September 29, 2006	$68.83	$46.84	$51.47
December 29, 2006	$57.09	$47.52	$51.16
March 30, 2007	$66.02	$47.66	$64.49
June 29, 2007	$77.89	$63.53	$73.86
September 30, 2007	$78.68	$60.00	$67.18
December 31, 2007	$75.75	$60.80	$70.03
January 28, 2008*	$71.10	$47.80	$54.90

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: VLO

Initial price: $54.90

Protection level: 80.00%

Protection price: $43.92

Physical delivery amount: 18 ($1,000/Initial price)

Fractional shares: 0.214936

Coupon: 11.75% per annum

Maturity: July 31, 2008

Dividend yield: 0.87% per annum

Coupon amount per monthly: $9.79

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.875%		100.44%
+ 90%	5.875%		90.44%
+ 80%	5.875%		80.44%
+ 70%	5.875%		70.44%
+ 60%	5.875%		60.44%
+ 50%	5.875%		50.44%
+ 40%	5.875%		40.44%
+ 30%	5.875%		30.44%
+ 20%	5.875%		20.44%
+ 10%	5.875%		10.44%
+ 5%	5.875%		5.44%

0%	5.875%		0.44%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.875%	0.875%	-4.56%
- 10%	5.875%	-4.125%	-9.56%
- 20%	5.875%	-14.125%	-19.56%
- 30%	N/A	-24.125%	-29.56%
- 40%	N/A	-34.125%	-39.56%
- 50%	N/A	-44.125%	-49.56%
- 60%	N/A	-54.125%	-59.56%
- 70%	N/A	-64.125%	-69.56%
- 80%	N/A	-74.125%	-79.56%
- 90%	N/A	-84.125%	-89.56%
- 100%	N/A	-94.125%	-99.56%

Whirlpool Corporation

According to publicly available information, Whirlpool Corporation (the “Company”) manufactures and markets a full line of major appliances and related products, primarily for home use. The Company’s principal products are laundry appliances, refrigerators and freezers, cooking appliances, dishwashers, room air-conditioning equipment, and mixers and other small household appliances. The Company was incorporated in 1955 under the laws of Delaware as the successor to a business that traces its origin to 1898. The Company manufactures products in 12 countries under 14 principal brand names and markets products in nearly every country around the world. As of December 31, 2006, it had approximately 73,000 employees.

The linked share’s SEC file number is 001-03932.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$79.80	$61.85	$75.55
June 28, 2002	$78.20	$63.45	$65.36
September 30, 2002	$66.36	$44.79	$45.86
December 31, 2002	$55.22	$39.23	$52.22
March 31, 2003	$57.92	$42.80	$49.03
June 30, 2003	$65.66	$48.49	$63.70
September 30, 2003	$71.95	$62.25	$67.77
December 31, 2003	$73.35	$65.52	$72.65
March 31, 2004	$79.48	$66.60	$68.87
June 30, 2004	$70.98	$61.05	$68.60
September 30, 2004	$68.88	$58.15	$60.09
December 31, 2004	$69.77	$54.53	$69.21
March 31, 2005	$71.25	$61.53	$67.73
June 30, 2005	$74.03	$60.78	$70.11
September 30, 2005	$85.50	$69.01	$75.77
December 30, 2005	$86.52	$67.89	$83.76
March 31, 2006	$96.00	$79.75	$91.47
June 30, 2006	$94.12	$78.12	$82.65
September 29, 2006	$89.64	$74.07	$84.11
December 29, 2006	$90.68	$80.80	$83.02
March 30, 2007	$96.76	$83.23	$84.91
June 29, 2007	$118.00	$84.17	$111.20
September 30, 2007	$116.79	$85.77	$89.10
December 31, 2007	$94.88	$72.17	$81.63
January 28, 2008*	$83.02	$67.19	$79.99

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WHR

Initial price: $79.99

Protection level: 75.00%

Protection price: $59.99

Physical delivery amount: 12 ($1,000/Initial price)

Fractional shares: 0.501563

Coupon: 12.75% per annum

Maturity: July 31, 2008

Dividend yield: 2.15% per annum

Coupon amount per monthly: $10.63

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.375%		101.08%
+ 90%	6.375%		91.08%
+ 80%	6.375%		81.08%
+ 70%	6.375%		71.08%
+ 60%	6.375%		61.08%
+ 50%	6.375%		51.08%
+ 40%	6.375%		41.08%
+ 30%	6.375%		31.08%
+ 20%	6.375%		21.08%
+ 10%	6.375%		11.08%
+ 5%	6.375%		6.08%

0%	6.375%		1.08%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.375%	1.375%	-3.92%
- 10%	6.375%	-3.625%	-8.92%
- 20%	6.375%	-13.625%	-18.92%
- 30%	N/A	-23.625%	-28.92%
- 40%	N/A	-33.625%	-38.92%
- 50%	N/A	-43.625%	-48.92%
- 60%	N/A	-53.625%	-58.92%
- 70%	N/A	-63.625%	-68.92%
- 80%	N/A	-73.625%	-78.92%
- 90%	N/A	-83.625%	-88.92%
- 100%	N/A	-93.625%	-98.92%

Weyerhaeuser Company

According to publicly available information, Weyerhaeuser Company (the “Company”) is an integrated forest products company. The Company grows and harvests trees, builds homes and makes wood and paper products essential to everyday lives. he Company’s business has offices or operations in 18 countries and has customers worldwide. The Company manages 33 million acres of forests, and in 2006, it generated $21.9 billion in annual net sales and revenues.

The linked share’s SEC file number is 001-04825.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$66.65	$50.85	$62.86
June 28, 2002	$68.09	$57.56	$63.85
September 30, 2002	$64.14	$41.24	$43.77
December 31, 2002	$52.80	$37.35	$49.21
March 31, 2003	$53.90	$45.40	$47.83
June 30, 2003	$54.00	$47.14	$54.00
September 30, 2003	$62.59	$52.01	$58.45
December 31, 2003	$64.70	$55.34	$64.00
March 31, 2004	$67.37	$59.75	$65.50
June 30, 2004	$68.05	$55.06	$63.12
September 30, 2004	$66.50	$57.90	$66.48
December 31, 2004	$67.90	$59.59	$67.22
March 31, 2005	$69.85	$61.80	$68.50
June 30, 2005	$71.85	$61.80	$63.65
September 30, 2005	$69.96	$62.77	$68.75
December 30, 2005	$68.47	$60.62	$66.34
March 31, 2006	$74.49	$65.85	$72.43
June 30, 2006	$75.48	$56.63	$62.25
September 29, 2006	$63.52	$54.25	$61.53
December 29, 2006	$75.40	$60.25	$70.65
March 30, 2007	$87.09	$70.78	$74.74
June 29, 2007	$84.29	$74.17	$78.93
September 30, 2007	$84.28	$59.69	$72.30
December 31, 2007	$78.00	$66.68	$73.74
January 28, 2008*	$73.75	$60.02	$64.89

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WY

Initial price: $64.89

Protection level: 75.00%

Protection price: $48.67

Physical delivery amount: 15 ($1,000/Initial price)

Fractional shares: 0.410695

Coupon: 12.00% per annum

Maturity: July 31, 2008

Dividend yield: 3.70% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		101.85%
+ 90%	6.00%		91.85%
+ 80%	6.00%		81.85%
+ 70%	6.00%		71.85%
+ 60%	6.00%		61.85%
+ 50%	6.00%		51.85%
+ 40%	6.00%		41.85%
+ 30%	6.00%		31.85%
+ 20%	6.00%		21.85%
+ 10%	6.00%		11.85%
+ 5%	6.00%		6.85%

0%	6.00%		1.85%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-3.15%
- 10%	6.00%	-4.00%	-8.15%
- 20%	6.00%	-14.00%	-18.15%
- 30%	N/A	-24.00%	-28.15%
- 40%	N/A	-34.00%	-38.15%
- 50%	N/A	-44.00%	-48.15%
- 60%	N/A	-54.00%	-58.15%
- 70%	N/A	-64.00%	-68.15%
- 80%	N/A	-74.00%	-78.15%
- 90%	N/A	-84.00%	-88.15%
- 100%	N/A	-94.00%	-98.15%

Wyeth

According to publicly available information, Wyeth (the “Company”) a Delaware corporation, organized in 1926, is currently engaged in the discovery, development, manufacture, distribution and sale of a diversified line of products in three primary businesses: Wyeth Pharmaceuticals, Wyeth Consumer Healthcare and Fort Dodge Animal Health. Wyeth Pharmaceuticals includes branded human ethical pharmaceuticals, biotechnology products, vaccines and nutrition products. Principal pharmaceuticals products include neuroscience therapies, cardiovascular products, nutrition products, gastroenterology drugs, anti-infectives, vaccines, oncology therapies, musculoskeletal therapies, hemophilia treatments, immunological products and women’s health care products. Consumer Healthcare products include analgesics, cough/cold/allergy remedies, nutritional supplements, and hemorrhoidal, asthma and personal care items sold over-the-counter. Principal Animal Health products include vaccines, pharmaceuticals, parasite control and growth implants.

The linked share’s SEC file number is: 1-1225.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$66.51	$60.48	$65.65
June 28, 2002	$66.49	$49.00	$51.20
September 30, 2002	$52.24	$28.25	$31.80
December 31, 2002	$39.39	$31.25	$37.40
March 31, 2003	$40.00	$33.30	$37.82
June 30, 2003	$49.95	$34.46	$45.55
September 30, 2003	$49.29	$41.32	$46.10
December 31, 2003	$48.32	$36.81	$42.45
March 31, 2004	$44.70	$36.63	$37.55
June 30, 2004	$40.63	$34.60	$36.16
September 30, 2004	$39.06	$33.50	$37.40
December 31, 2004	$42.99	$36.57	$42.59
March 31, 2005	$45.13	$38.48	$42.18
June 30, 2005	$45.67	$41.39	$44.50
September 30, 2005	$46.76	$43.48	$46.27
December 30, 2005	$47.88	$40.90	$46.07
March 31, 2006	$50.45	$45.36	$48.52
June 30, 2006	$50.20	$41.94	$44.41
September 29, 2006	$51.45	$42.48	$50.84
December 29, 2006	$54.10	$47.35	$50.92
March 30, 2007	$52.25	$47.75	$50.03
June 29, 2007	$59.00	$50.51	$57.34
September 30, 2007	$58.00	$44.05	$44.55
December 31, 2007	$49.54	$43.66	$44.19
January 28, 2008*	$48.65	$40.53	$41.65

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WYE

Initial price: $41.65

Protection level: 80.00%

Protection price: $33.32

Physical delivery amount: 24 ($1,000/Initial price)

Fractional shares: 0.009604

Coupon: 10.12% per annum

Maturity: July 31, 2008

Dividend yield: 2.55% per annum

Coupon amount per monthly: $8.44

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.063%		101.28%
+ 90%	5.063%		91.28%
+ 80%	5.063%		81.28%
+ 70%	5.063%		71.28%
+ 60%	5.063%		61.28%
+ 50%	5.063%		51.28%
+ 40%	5.063%		41.28%
+ 30%	5.063%		31.28%
+ 20%	5.063%		21.28%
+ 10%	5.063%		11.28%
+ 5%	5.063%		6.28%

0%	5.063%		1.28%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.063%	0.063%	-3.72%
- 10%	5.063%	-4.937%	-8.72%
- 20%	5.063%	-14.937%	-18.72%
- 30%	N/A	-24.937%	-28.72%
- 40%	N/A	-34.937%	-38.72%
- 50%	N/A	-44.937%	-48.72%
- 60%	N/A	-54.937%	-58.72%
- 70%	N/A	-64.937%	-68.72%
- 80%	N/A	-74.937%	-78.72%
- 90%	N/A	-84.937%	-88.72%
- 100%	N/A	-94.937%	-98.72%